Exhibit 10.6

Date 23 June 2008

THE COMPANIES
listed in Schedule 1
as joint and several Borrowers

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Lenders

- and -

FORTIS BANK and
BAYERISCHE HYPO-UND VEREINSBANK AG
as Co-Arrangers and Co-Underwriters

- and -

FORTIS BANK
as Agent and Security Trustee

LOAN AGREEMENT

relating to a facility of up to US$111,600,000
to provide bridge financing for the construction of
nine (9) 158,460 dwt crude oil carrier newbuildings at
Hyundai Heavy Industries Co., Ltd., Korea

CONSTANT & CONSTANT
2, Defteras Merarchias
185 35 Piraeus
Greece

INDEX

CLAUSE NO.		PAGE NO.

1	INTERPRETATION	1
2	FACILITY	11
3	POSITION OF THE LENDERS	12
4	DRAWDOWN	13
5	INTEREST	14
6	INTEREST PERIODS	15
7	DEFAULT INTEREST	16
8	REPAYMENT AND PREPAYMENT	17
9	CONDITIONS PRECEDENT	18
10	REPRESENTATIONS AND WARRANTIES	19
11	GENERAL UNDERTAKINGS	22
12	CORPORATE UNDERTAKINGS	24
13	PAYMENTS AND CALCULATIONS	25
14	APPLICATION OF RECEIPTS	27
15	EVENTS OF DEFAULT	27
16	FEES AND EXPENSES	31
17	INDEMNITIES	32
18	NO SET-OFF OR TAX DEDUCTION	33
19	ILLEGALITY, ETC	34
20	INCREASED COSTS	35
21	SET-OFF	36
22	TRANSFERS AND CHANGES IN LENDING OFFICES	37
23	VARIATIONS AND WAIVERS	40
24	NOTICES	41
25	JOINT AND SEVERAL LIABILITY	42
26	SUPPLEMENTAL	43
27	LAW AND JURISDICTION	43
SCHEDULE 1 BORROWERS		45
SCHEDULE 2 LENDERS AND COMMITMENTS		47
SCHEDULE 3 DRAWDOWN NOTICE		48
SCHEDULE 4 CONDITION PRECEDENT DOCUMENTS		49
SCHEDULE 5 TRANSFER CERTIFICATE		51
EXECUTION PAGES		55

THIS LOAN AGREEMENT is made on 23 June 2008

BETWEEN:

(1)                     THE COMPANIES listed in Schedule 1 as joint and several Borrowers; and

(2)                     THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2, as Lenders; and

(3)                     FORTIS BANK acting through its office at 166 Syngrou Avenue, 176 71 Athens, Greece and BAYERISCHE HYPO-UND VEREINSBANK AG acting through its office at 7 Heraklitou Street, GR106 73, Athens, Greece, as Co-Arrangers; and

(4)                     FORTIS BANK acting through its office at 166 Syngrou Avenue, 176 71 Athens, Greece and BAYERISCHE HYPO-UND VEREINSBANK AG acting through its office at 7 Heraklitou Street, GR106 73, Athens, Greece, as Co-Underwriters; and

(5)                     FORTIS BANK acting through its office at 166 Syngrou Avenue, 176 71 Athens, Greece, as Agent; and

(6)                     FORTIS BANK acting through its office at 166 Syngrou Avenue, 176 71 Athens, Greece, as Security Trustee.

WHEREAS

The Lenders have agreed to make available to the Borrowers a facility of up to US$111,600,000 in one advance, but not exceeding the lesser of (i) 67.245119% of the amount of the First Instalments for each of the Ships and (ii) 13.449023% of the amount of the Contract Price of each of the Ships, for the purpose of providing bridge financing for part of the cost of the First Instalment of each Ship due to the Builder under the Shipbuilding Contracts.

IT IS AGREED as follows:

1                            INTERPRETATION

1.1                  Definitions. Subject to Clause 1.5, in this Agreement:

“Affected Lender” has the meaning given in Clause 5.5;

“Agency and Trust Deed” means the agency and trust deed executed or to be executed between the Borrowers, the Lenders, the Co-Arrangers, the Co-Underwriters, the Agent and the Security Trustee, in such form as the Co-Arrangers may approve or reasonably require;

“Agent” means Fortis Bank acting through its office at 166 Syngrou Avenue, 176 71 Athens, Greece or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Availability Period” means the period commencing on the date of this Agreement and ending on:

(a)                    15 July 2008 (or such later date as the Co-Arrangers may agree with the Borrowers, which agreement shall not be unreasonably withheld); or

(b)                   if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated;

“Borrowers” means each of the companies listed in Schedule 1, each being a company incorporated and existing under the laws of the Republic of The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960, and includes their respective successors and in the singular means any of them;

“Builder” means, Hyundai Heaving Industries Co., Ltd., a corporation organised and existing under the laws of the Republic of Korea with its registered office at 1 Jeonha-Dong, Dong-Gu, Ulsan, Korea and includes its successor;

“Business Day” means a day on which banks are open in London, Athens, Brussels, Hamburg, Munich and (in relation to any payment to be made to the Builder) Korea, and in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

“Co-Arrangers” means each of Fortis Bank acting through its office at 166 Syngrou Avenue, 176 71 Athens, Greece and Bayerische Hypo-und Vereinsbank AG acting through its office at 7 Heraklitou Street, GR 106 73, Athens, Greece;

“Co-Underwriters” means each of Fortis Bank acting through its office at 166 Syngrou Avenue, 176 71 Athens, Greece and Bayerische Hypo-und Vereinsbank AG acting through its office at 7 Heraklitou Street, GR 106 73, Athens, Greece.

“Commitment” means, in relation to a Lender, the amount set opposite such Lender’s name in Schedule 2, or, as the case may require, the amount specified in the relevant Transfer Certificate or the amount of any obligations assumed by a New Lender pursuant to Clause 3.4, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);

“Contract Price” means, in relation to a Ship, $92,200,000 being the amount payable by the relevant Borrower pursuant to the Shipbuilding Contract relating to that Ship (as the same may be adjusted pursuant to the terms of the Shipbuilding Contract);

“Contractual Currency” has the meaning given in Clause 17.5;

“Contribution” means, in relation to a Lender, the part of the Loan which is owing to that Lender;

“Creditor Party” means the Agent, the Security Trustee or any Lender, whether as at the date of this Agreement or at any later time;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means the date requested by the Borrowers for the Loan to be made, or (as the context requires) the date on which the Loan is actually made;

“Drawdown Notice” means a notice in the form set out in Schedule 3 (or in any other form which the Co-Arrangers approve);

“Event of Default” means any of the events or circumstances described in Clause 15.1;

“Finance Documents” means:

(a)                    this Agreement;

(b)                   the Agency and Trust Deed;

(c)                    the Predelivery Security Assignments; and

(d)                   any other document (whether creating a Security Interest or not) which is executed at any time by any of the Borrowers or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the documents referred to in this definition (provided that, for the avoidance of doubt, the Letters of Undertaking shall not constitute Finance Documents);

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)                    for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)                   under any loan stock, bond, note or other security issued by the debtor;

(c)                    under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)                   under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor; or

(e)                    under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (d) if the references to the debtor referred to the other person;

“First Instalment” means, in relation to a Ship, the first instalment due by the relevant Borrower to the Builder under the Shipbuiding Contract for that Ship, amounting to the lesser of (i) $18,440,000 and (ii) 20% of the Contract Price for that Ship;

“Holding Company” means Alma Maritime Limited, a company incorporated and existing under the laws of the Republic of The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960;

“Hull No. 2297” means the 158,460 dwt crude oil carrier newbuilding with hull no. 2297 which is to be constructed by the Builder for, and purchased by, Suez Turquoise Limited under the Shipbuilding Contract relating to Hull No. 2297;

“Hull No. 2298” means the 158,460 dwt crude oil carrier newbuilding with hull no. 2298 which is to be constructed by the Builder for, and purchased by, Suez Amber Limited under the Shipbuilding Contract relating to Hull No. 2298;

“Hull No. 2299” means the 158,460 dwt crude oil carrier newbuilding with hull no. 2299 which is to be constructed by the Builder for, and purchased by, Suez Crystal Limited under the Shipbuilding Contract relating to Hull No. 2299;

“Hull No. 2300” means the 158,460 dwt crude oil carrier newbuilding with hull no. 2300 which is to be constructed by the Builder for, and purchased by, Suez Topaz Limited under the Shipbuilding Contract relating to Hull No. 2300;

“Hull No. 2301” means the 158,460 dwt crude oil carrier newbuilding with hull no. 2301 which is to be constructed by the Builder for, and purchased by, Suez Diamond Limited under the Shipbuilding Contract relating to Hull No. 2301;

“Hull No. 2302” means the 158,460 dwt crude oil carrier newbuilding with hull no. 2302 which is to be constructed by the Builder for, and purchased by, Suez Jade Limited under the Shipbuilding Contract relating to Hull No. 2302;

“Hull No. 2303” means the 158,460 dwt crude oil carrier newbuilding with hull no. 2303 which is to be constructed by the Builder for, and purchased by, Suez Pearl Limited under the Shipbuilding Contract relating to Hull No. 2303;

“Hull No. 2304” means the 158,460 dwt crude oil carrier newbuilding with hull no. 2304 which is to be constructed by the Builder for, and purchased by, Suez Emerald Limited under the Shipbuilding Contract relating to Hull No. 2304;

“Hull No. 2305” means the 158,460 dwt crude oil carrier newbuilding with hull no. 2305 which is to be constructed by the Builder for, and purchased by, Suez Ruby Limited under the Shipbuilding Contract relating to Hull No. 2305;

“Interest Period” means, in relation to the Loan, a period determined in accordance with Clause 6;

“Lender” means, subject to Clause 22.6:

(a)                    a bank or financial institution listed in Schedule 2 and acting through its branch indicated in Schedule 2 (or through another branch notified to the Borrower under Clause 22.14) unless it has delivered a Transfer Certificate or Transfer Certificates covering the entire amounts of its Commitment and its Contribution; and

(b)                   the holder for the time being of a Transfer Certificate;

“Letters of Undertaking” means each of the letters to be executed in favour of the Co-Arrangers by the Shareholders undertaking (inter alia) commitment of their equity participation throughout the construction period of each of the Ships (including, for the avoidance of doubt, their equity participation in the delivery instalment for each Ship and any additional costs and expenses related to the construction of the Ships in excess of the Contract Price of each Ship), in a form and substance satisfactory to the Co-Arrangers in their sole and absolute discretion;

“LIBOR” means, for an Interest Period:

(a)                    the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on REUTERS BBA Page LIBOR 1 at or about 11.00 a.m. (London time) on the Quotation Date prior to the commencement of that Interest Period (and, for the purposes of this Agreement, “REUTERS BBA Page LIBOR 1” means the display designated as “REUTERS BBA Page LIBOR 1” on the Reuters Money News Service or such other page as may replace REUTERS BBA Page LIBOR 1 on that service for the purpose of displaying rates comparable to that rate) or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying the British Bankers’ Association Interest Settlement Rates for Dollars; or

(b)                   if no rate is quoted on REUTERS BBA Page LIBOR 1, the rate per annum determined by the Agent to be the arithmetic mean of the rates per annum determined by the Agent as the rate at which deposits in Dollars are offered to the Agent by leading banks in the London Interbank Market at the Agent’s request at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Loan” means the principal amount for the time being outstanding under this Agreement;

“Margin” means one point six zero percent (1.60%) per annum;

“Negotiation Period” has the meaning given in Clause 5.8;

“Notifying Lender” has the meaning given in Clause 20.1 or Clause 21.1 as the context requires;

“Owner” means, in relation to a Ship, the Borrower which is or will be the owner of that Ship, and being a wholly owned subsidiary of the Holding Company;

“Payment Currency” has the meaning given in Clause 17.5;

“Permitted Security Interests” means:

(a)                    Security Interests created by the Finance Documents;

(b)                   any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Borrower is prosecuting or defending such action in good faith by appropriate steps; and

(c)                    Security Interests arising by operation of law in respect of taxes which are not overdue for payment other than taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Jurisdiction”, in relation to a company, means:

(a)                    the country under the laws of which the company is incorporated or formed;

(b)                   a country in which the company’s central management and control is or has recently been exercised;

(c)                    a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(d)                   a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(e)                    a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (a) or (b) above;

“Predelivery Security Assignment” means, in relation to a Ship, an assignment of the Shipbuilding Contract and the Refund Guarantee relating to that Ship, to be executed by the relevant Borrower in favour of the Security Trustee, in such form as the Co-Arrangers may approve or reasonably require;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Refund Guarantee” means:

(a)                    in relation to Hull No. 2297, the irrevocable and unconditional guarantee number M0902-806-LG-00018 dated 5 June 2008 issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(b)                   in relation to Hull No. 2298, the irrevocable and unconditional guarantee number M0902-806-LG-00025 dated 5 June 2008 issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(c)                    in relation to Hull No. 2299, the irrevocable and unconditional guarantee number M0902-806-LG-00032 dated 5 June 2008 issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(d)                   in relation to Hull No. 2300, the irrevocable and unconditional guarantee number M0902-806-LG-00040 dated 5 June 2008 issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(e)                    in relation to Hull No. 2301, the irrevocable and unconditional guarantee number M0902-806-LG-00057 dated 5 June 2008 issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(f)                      in relation to Hull No. 2302, the irrevocable and unconditional guarantee number M0902-806-LG-00064 dated 5 June 2008 issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(g)                   in relation to Hull No. 2303, the irrevocable and unconditional guarantee number M0902-806-LG-00071 dated 5 June 2008 issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(h)                   in relation to Hull No. 2304, the irrevocable and unconditional guarantee number M0902-806-LG-00089 dated 5 June 2008 issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(i)                       in relation to Hull No. 2305, the irrevocable and unconditional guarantee number M0902-806-LG-00096 dated 5 June 2008 issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

“Refund Guarantor” means The Export-Import Bank of Korea, with its registered office at 16-1, Yoido-Dong, Yeongdeungpo-Gu, Seoul 150-996, Korea and including its successor;

“Relevant Person” has the meaning given in Clause 15.9;

“Repayment Date” means the earlier of (i) the date falling six months from the Drawdown Date, (ii) 15 January 2009 and (iii) the date falling one (1) week before 26 November 2008 or such other date as the relevant Owner and the Builder may agree, being the due date for the payment of the second instalment under each Shipbuilding Contract;

“Secured Liabilities” means all liabilities which the Borrowers, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or by virtue of the Finance Documents or any judgment relating to the Finance Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)                    a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien of any kind; and

(b)                   any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but (b) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means any person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within paragraph (d) of the definition of “Finance Documents” (provided that, for the avoidance of doubt, the Shareholders shall not constitute a Security Party by their execution of the Letters of Undertaking);

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrowers, the Security Parties and the Lenders that:

(a)                    all amounts which have become due for payment by the Borrowers or any Security Party under the Finance Documents have been paid;

(b)                   no amount is owing or has accrued (without yet having become due for payment) under any Finance Document; and

(c)                    no Borrower nor any Security Party has any future or contingent liability under Clause 16, 17 or 18 below or any other provision of this Agreement or another Finance Document;

“Security Trustee” means Fortis Bank of 166 Syngrou Avenue, 176 71 Athens, Greece or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Shareholders” means such individual persons as have been disclosed to and agreed by the Co-Arrangers prior to the date of this Agreement and who beneficially own 100% of the shares in the Holding Company, in the percentages disclosed to and agreed by the Co-Arrangers prior to the date of signing of this Agreement, and includes their respective successors;

“Ships” means Hull No. 2297, Hull No. 2298, Hull No. 2299, Hull No. 2300, Hull No. 2301, Hull No. 2302, Hull No. 2303, Hull No. 2304 and Hull No. 2305, and in the singular means any of them;

“Shipbuilding Contract” means:

(a)                    in relation to Hull No. 2297, the shipbuilding contract dated 2 June 2008 made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2297 and its purchase by the relevant Borrower (as supplemented and/or amended from time to time);

(b)                   in relation to Hull No. 2298, the shipbuilding contract dated 2 June 2008 made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2298 and its purchase by the relevant Borrower (as supplemented and/or amended from time to time);

(c)                    in relation to Hull No. 2299, the shipbuilding contract dated 2 June 2008 made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2299 and its purchase by the relevant Borrower (as supplemented and/or amended from time to time);

(d)                   in relation to Hull No. 2300, the shipbuilding contract dated 2 June 2008 made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2300 and its purchase by the relevant Borrower (as supplemented and/or amended from time to time);

(e)                    in relation to Hull No. 2301, the shipbuilding contract dated 2 June 2008 made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2301 and its purchase by the relevant Borrower (as supplemented and/or amended from time to time);

(f)                      in relation to Hull No. 2302, the shipbuilding contract dated 2 June 2008 made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2302 and its purchase by the relevant Borrower (as supplemented and/or amended from time to time);

(g)                   in relation to Hull No. 2303, the shipbuilding contract dated 2 June 2008 made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2303 and its purchase by the relevant Borrower (as supplemented and/or amended from time to time);

(h)                   in relation to Hull No. 2304, the shipbuilding contract dated 2 June 2008 made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2304 and its purchase by the relevant Borrower (as supplemented and/or amended from time to time);

(i)                       in relation to Hull No. 2305, the shipbuilding contract dated 2 June 2008 made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2305 and its purchase by the relevant Borrower (as supplemented and/or amended from time to time);

“Total Loss” means, in relation to a Ship:

(a)                    the actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)                   any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire;

(c)                    any condemnation of that Ship by any tribunal or by any person or person claiming to be a tribunal;

(d)                   any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless she is within 45 days redelivered to the full control of the Builder or, as the case may be, the Borrower owning that Ship;

“Total Loss Date” means, in relation to a Ship:

(a)                   in the case of an actual total loss of that Ship, the date on which it occurred or, if that is unknown, ten (10) days after the date when that Ship was last heard of;

(b)                   in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

(i)                        the date on which a notice of abandonment is given to the insurers (provided that a claim for total loss is admitted by such insurers) or if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred; and

(ii)                     the date of any compromise, arrangement or agreement made by or on behalf of the Borrower which owns that Ship, with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)                    in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

“Transfer Certificate” has the meaning given in Clause 22.2;

“Trust Property” has the meaning given in clause 3.1 of the Agency and Trust Deed.

1.2                  Construction of certain terms. In this Agreement:

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter, fax or telex;

“expense” means any kind of documented and reasonable cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“parent company” has the meaning given in Clause 1.4;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“regulation” includes any regulation, rule, official directive, request or guideline (either having the force of law or with which the party concerned habitually complies and, in such case, compliance with which is reasonable in the ordinary course of business of the party concerned) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4;

“successor” includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person’s rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person; and

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls but excluding any income tax or tax calculated on income), and any connected penalty, interest or fine.

1.3                  Meaning of “month”. A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)                    on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)                    on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4                  Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)                    a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)                    P has direct or indirect control over a majority of the voting rights attached to the issued shares of S; or

(c)                     P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)                    P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5                  General Interpretation.

(a)                    In this Agreement:

(i)                       references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented by the parties thereto, whether before the date of this Agreement or otherwise;

(ii)                    references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise; and

(iii)                 words denoting the singular number shall include the plural and vice versa.

(b)                    Clauses 1.1 to 1.4 and paragraph (a) of this Clause 1.5 apply unless the contrary intention appears.

(c)                     References in Clause 1.1 to a document being in the form of a particular Appendix include references to that form with any modifications to that form which the Agent (with the authorisation of the Lenders in the case of substantial modifications) approves or reasonably requires.

(d)                    The clause headings shall not affect the interpretation of this Agreement.

2                            FACILITY

2.1                  Amount of facility. Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrowers a loan facility in one advance not exceeding the lesser of (a) $111,600,000, (b) 67.245119% of the amount of the First Instalment for each of the Ships and (c) 13.449023% of the amount of the Contract Price of each of the Ships.

2.2                  Lenders’ participations in Loan. Subject to the other provisions of this Agreement, each Lender shall participate in the Loan in the proportion which, as at the Drawdown Date, its Commitment bears to the Total Commitments.

2.3                  Purpose of Loan. Each of the Borrowers (other than the Holding Company, which will on-lend to the Owners any part of the Loan it receives) undertakes with each Creditor Party to use the Loan only for the purpose stated in the preamble to this Agreement.

2.4                  Cancellation of Commitment. The Borrowers may at any time request (in writing addressed to the Agent) the reduction of all or any part of the Total Commitments, whereupon such cancelled part shall cease to be available, and the Commitment of each Lender shall be reduced pro rata, provided that such cancellation shall be irrevocable and at no cost to the Borrowers.

3                            POSITION OF THE LENDERS

3.1                  Interests of Lenders several. The rights of the Lenders under this Agreement are several; accordingly each Lender shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under this Agreement without joining the Agent, the Security Trustee or any other Lender as additional parties in the proceedings save that enforcement proceedings can only be commenced in accordance with the Agency and Trust Deed and not otherwise.

3.2                  Proceedings by individual Lender. However, without the prior consent of the Co-Arrangers, no Lender may bring proceedings in respect of:

(a)                    any other liability or obligation of a Borrower or a Security Party under or connected with a Finance Document; or

(b)                    any misrepresentation or breach of warranty by a Borrower or a Security Party in or connected with a Finance Document.

3.3                  Obligations of Lenders several. The obligations of the Lenders under this Agreement are several; and a failure of a Lender to perform its obligations under this Agreement shall not result in:

(a)                    the obligations of the other Lenders being increased; nor

(b)                    any Borrower, any Security Party or any other Lender being discharged (in whole or in part) from its obligations under any Finance Document,

and in no circumstances shall a Lender have any responsibility for a failure of another Lender to perform its obligations under this Agreement.

3.4                  Failure to contribute. If any Lender shall fail to contribute to the Loan on the Drawdown Date, the Borrowers may, without prejudice to any other rights they may have against such Lender, within 10 Banking Days of the Drawdown Date (but only if such failure is then continuing) by notice to the Agent cancel the undrawn amount of such Lender’s Commitment whereupon the undrawn amount of the total of the Commitments of all the Lenders shall be reduced by the undrawn amount of that Lender’s Commitment and the Agent shall, if so requested by the Borrowers, attempt during a period not exceeding 30 days after receipt of such notice to find another bank or financial institution acceptable to the Borrowers (the “New Lender”) to assume the cancelled obligations of such Lender (the “Old Lender”) under this Agreement. If the New Lender agrees in writing with the Borrowers, the Co-Arrangers, the Co-Underwriters and the Agent to assume the cancelled obligations of the Old Lender under this Agreement (or any part thereof), then the total of the Commitments of all the Lenders under this Agreement shall be increased accordingly.

3.5                  Parties bound by certain actions of Lenders. Every Lender, each Borrower and each Security Party shall be bound by:

(a)                    any determination made, or action taken, by the Lenders under any provision of a Finance Document;

(b)                    any instruction or authorisation given by the Lenders to the Agent or the Security Trustee under or in connection with any Finance Document;

(c)                     any action taken (or in good faith purportedly taken) by the Agent or the Security Trustee in accordance with such an instruction or authorisation.

3.6                  Reliance on action of Agent. However, each of the Borrowers and each Security Party:

(a)                    shall be entitled to assume that the Lenders have duly given any instruction or authorisation which, under any provision of a Finance Document, is required in relation to any action which the Agent has taken or is about to take; and

(b)                    shall not be entitled to require any evidence that such an instruction or authorisation has been given.

3.7                  Construction. In Clauses 3.5 and 3.6 references to action taken include (without limitation) the granting of any waiver or consent, an approval of any document and an agreement to any matter.

4                            DRAWDOWN

4.1                  Request for Loan. Subject to the following conditions, the Borrowers may request the Loan to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (Athens time) 2 Business Days prior to the intended Drawdown Date.

4.2                  Availability. The conditions referred to in Clause 4.1 are that:

(a)                    the Drawdown Date has to be a Business Day during the Availability Period;

(b)                    the amount of the Loan shall not exceed the lesser of (i) $111,600,000, (ii) 67.245119% of the amount of the First Instalment of each of the Ships and (iii) 13.449023% of the amount of the Contract Price of each of the Ships; and

(c)                     the Borrowers have complied with the provisions of Clause 9.1 and 9.2.

4.3                  Notification to Lenders of receipt of the Drawdown Notice. The Agent shall promptly notify the Lenders that it has received the Drawdown Notice and shall inform each Lender of:

(a)                    the amount of the Loan and the Drawdown Date;

(b)                    the amount of that Lender’s participation in the Loan; and

(c)                     the duration of the first Interest Period.

4.4                  Drawdown Notice irrevocable. A Drawdown Notice must be signed by a director or other authorised person of each of the Borrowers; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Lenders (such consent not to be unreasonably withheld or delayed), provided always that the Agent has received promptly and correctly any cancellation request made pursuant to Clause 2.4.

4.5                  Lenders to make available Contributions. Subject to the provisions of this Agreement, each Lender shall, on and with value on the Drawdown Date, make available to the Agent for the account of the Borrowers the amount due from that Lender on the Drawdown Date under Clause 2.2.

4.6                  Disbursement of Loan. Subject to the provisions of this Agreement, the Agent shall on the Drawdown Date pay to the Borrowers the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrowers shall be made:

(a)                    to the account which the Borrowers specify in the Drawdown Notice; and

(b)                    in the like funds as the Agent received the payments from the Lenders.

4.7                  Disbursement of Loan to third party. The payment by the Agent under Clause 4.6 to the Builder or the Borrowers (as the case may be) shall constitute the making of the Loan and the Borrowers shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s Contribution.

5                            INTEREST

5.1                  Payment of normal interest. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrowers on the last day of that Interest Period.

5.2                  Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of the Margin and LIBOR for that Interest Period. Provided always that should the Borrowers request, and should the Lenders agree to, an Interest Period greater than 12 months, then the rate of interest shall be determined by the Agent by reference to the Lenders’ cost of funds.

5.3                  Payment of accrued interest. In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4                  Notification of Interest Periods and rates of normal interest. The Agent shall notify the Borrowers and each Lender of:

(a)                    each rate of interest; and

(b)                    the duration of each Interest Period;

as soon as reasonably practicable after each is determined, but (in the case of (a) above) not later than one Business Day prior to the first day of the Interest Period and (in the case of (b) above) not later than two Business Days prior to the first day of the Interest Period provided always that the Agent has been so notified by the Borrowers pursuant to Clause 6.2.

5.5                  Market disruption. The following provisions of this Clause 5 apply if:

(a)                    at least two Business Days before the start of an Interest Period, Lenders having Contributions together amounting to more than forty per cent. of the Loan (or, if the Loan has not been made, Commitments amounting to more than forty per cent. of the Total Commitments) notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the relevant Interest Period in the London Interbank Dollar Market at or about 11.00 a.m. (London time) on the second Business Day before the commencement of the relevant Interest Period; or

(b)                    at least two Business Days before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason of circumstances affecting the London Interbank Market in Dollars generally it is unable to obtain

Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.6                  Notification of market disruption. The Agent shall promptly notify the Borrowers and each of the Lenders stating the circumstances falling within Clause 5.5 which have caused its notice to be given.

5.7                  Suspension of drawdown. If the Agent’s notice under Clause 5.6 is served before the Loan is made:

(a)                    in a case falling within paragraph (a) of Clause 5.5, the Lenders’ obligations to make the Loan;

(b)                    in a case falling within paragraph (b) of Clause 5.5, the Affected Lender’s obligation to participate in the Loan;

shall be suspended while the circumstances referred to in the Agent’s notice continue.

5.8                  Negotiation of alternative rate of interest. If the Agent’s notice under Clause 5.6 is served after the Loan is made, the Borrowers, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree in writing, within the 30 days after the date on which the Agent serves its notice under Clause 5.6 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution to the Loan during the Interest Period concerned (the “Substitute Basis”).

5.9                  Application of agreed alternative rate of interest. Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.10           Alternative rate of interest in absence of agreement. If a Substitute Basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Borrowers shall within 5 days after the end of the Negotiation Period prepay the Loan together with accrued interest thereon payable to each Lender at the rate certified by each such Lender and notified through the Agent to the Borrowers as being a reasonable interest reflecting the cost to such Lender of funding its Contribution during the period ending on the date of such prepayment, plus the Margin.

So long as any Substitute Basis is in force, the Agent shall from time to time (but at least monthly) and in consultation with the Lenders review whether or not the circumstances are such that such Substitute Basis is no longer necessary and, if the Agent so determines, it shall notify the Borrowers and the Lenders that the Substitute Basis shall cease to be effective from such date as the Agent shall reasonably specify.

5.11           Application of prepayment. The provisions of Clause 8 shall apply in relation to the prepayment.

6                            INTEREST PERIODS

6.1                  Commencement of Interest Periods. The first Interest Period applicable to the Loan shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2                  Duration of normal Interest Periods. Subject to Clauses 6.3 and 6.4, each Interest Period in respect of the Loan shall be:

(a)                    1, 3, 6, 9 or 12 months as notified by the Borrowers to the Agent not later than 11.00 a.m. (Athens time) 2 Business Days before the commencement of the Interest Period, provided that the Borrowers shall only be permitted to select up to three 1-month Interest Periods in any one calendar year; or

(b)                    three months, if the Borrowers fail to notify the Agent by the time specified in paragraph (a) above; or

(c)                     such other period as the Co-Arrangers may agree with the Borrowers.

6.3                  Duration of Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 8 on the Repayment Date, an Interest Period shall end on that Repayment Date.

6.4                  Non-availability of matching deposits for Interest Period selected. If, after the Borrowers have selected an Interest Period longer than 6 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the second Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

7                            DEFAULT INTEREST

7.1                  Payment of default interest on overdue amounts. The Borrowers shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrowers under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)                    the date on which the Finance Documents provide that such amount is due for payment; or

(b)                    if a Finance Document provides that such amount is payable on demand, the date falling three (3) days after the date on which the relevant demand is served; or

(c)                     if such amount has become immediately due and payable under Clause 16.4, the date on which it became immediately due and payable.

7.2                  Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be two per cent. (2%) above:

(a)                    in the case of an overdue amount of principal, the higher of the rates set out at paragraphs (a) and (b) of Clause 7.3; or

(b)                    in the case of any other overdue amount, the rate set out at paragraph (b) of Clause

7.3                  Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a)                    the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b)                    the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time (having regard to the interests of the Borrowers to reduce the amount of default interest accruing or to accrue):

(i)                       LIBOR; or

(ii)                    if the Agent determines that Dollar deposits for any such period in an amount equal to the overdue amount are not being made available to the Lenders by leading banks in the London Interbank Market in the ordinary course of business for reasons affecting the London Interbank Market in Dollars generally, the higher of the rates from time to time determined by the Agent by reference to the cost of funds to each Lender from such other source as each Lender may from time to time reasonably determine.

7.4                  Notification of interest periods and default rates. The Agent shall promptly notify the Lenders and the Borrowers of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Agent’s notification.

7.5                  Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6                  Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

8                            REPAYMENT AND PREPAYMENT

8.1                  Repayment Date. On the Repayment Date, the Borrowers shall repay the Loan in full, and shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.2                  Voluntary prepayment. Subject to the following conditions, the Borrowers may prepay the whole or part of the Loan on the last day of an Interest Period in respect thereof.

8.3                  Conditions for voluntary prepayment. The conditions referred to in Clause 8.2 are that:

(a)                    a partial prepayment shall be in the minimum amount of Five hundred thousand Dollars ($500,000) or a multiple thereof;

(b)                    the Agent has received from the Borrowers at least 3 days prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)                     the Borrowers have provided evidence satisfactory to the Agent that any consent required by any of the Borrowers or any Security Party for effecting the prepayment has been obtained and remains in force.

8.4                  Additional voluntary prepayment. The Borrowers may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to their obligations under Clauses 5.5, 18.2 and 20.1:

(a)                    the Contribution of any Lender to which the Borrowers shall have become obliged to pay additional amounts under Clauses 18.2 or 20.1; or

(b)                    any Lender’s Contribution to which a Substitute Basis applies by virtue of Clause 5.5.

Upon any notice of such prepayment being given, the Commitment of the relevant Lender shall be reduced to zero.

8.5                  Effect of notice of prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Co-Arrangers (such consent not to be unreasonably withheld or delayed), and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

8.6                  Notification of notice of prepayment. The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrowers under Clause 8.3(c).

8.7                  Mandatory prepayment. The Borrowers shall be obliged to prepay the Relevant Amount of the Loan:

(a)                    if a Ship is sold, on or before the date on which the sale is completed by delivery of such Ship to the buyer;

(b)                    if a Ship becomes a Total Loss, on the date falling 90 days after the Total Loss Date;

(c)                     if any of the following occurs, on demand by the Agent:

(i)                       a Shipbuilding Contract or a Refund Guarantee is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in force for any reason; or

(ii)                    a Shipbuilding Contract or a Refund Guarantee is materially amended or varied without the prior written consent of the Lenders except for any such amendment or variation as is permitted by this Agreement or any other relevant Finance Document.

In this Clause 8.7, “Relevant Amount” means the amount of the Loan which is equal to the amount of the First Instalment funded by the Lenders under this Agreement and which relates to the Ship sold or lost or which is the subject of the Shipbuilding Contract or Refund Guarantee in question (as the case may be) (being not more than l/9th of the amount of the Loan drawn down by the Borrowers on the Drawdown Date).

Provided always that the Co-Arrangers agree to consider (without being obliged to do so) a request by the Borrowers to waive the provisions of Clause 8.7(b) upon the circumstances existing at the time.

8.8                  Amounts payable on prepayment. A prepayment shall be made together with accrued interest (and any other amount payable under Clause 17 below or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period, together with any sums payable under Clause 17.1(b) but without premium or penalty.

8.9                  No reborrowing. No amount prepaid or repaid may be reborrowed.

9                            CONDITIONS PRECEDENT

9.1                  Documents, fees and no default. Each Lender’s obligation to contribute to the Loan is subject to the following conditions precedent:

(a)                     that, on or before the date of signing of this Agreement, the Agent receives the documents described in Part A of Schedule 3 in form and substance satisfactory to the Co-Arrangers;

(b)                    that, on or before the Drawdown Date but prior to the making of the Loan, the Agent receives the documents described in Part B of Schedule 3 in form and substance satisfactory to the Co-Arrangers;

(c)                     that, on or before the service of the Drawdown Notice, the Agent receives any fees payable pursuant to Clause 16.1 and has received payment of the expenses referred to in Clause 16.2; and

(d)                    that both at the date of the Drawdown Notice and at the Drawdown Date:

(i)                       no Event of Default has occurred and is continuing, unremedied or unwaived or would result from the borrowing of the Loan;

(ii)                    the representations and warranties in Clause 10 and those of the Borrowers or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)                 none of the circumstances contemplated by Clause 5.7 has occurred and is continuing;

(iv)                there has not (in the Agent’s opinion) been a material adverse change in the financial position or state of affairs of any of the Borrowers or any of the Shareholders from that disclosed to the Agent prior to the date of this Agreement.

9.2                  Waiver of conditions precedent. If the Co-Arrangers, at their discretion, permit the Loan to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 7 Business Days after the Drawdown Date (or such longer period as the Agent may, with the authority of the Co-Arrangers, specify).

10                     REPRESENTATIONS AND WARRANTIES

10.1           General. Each of the Borrowers represents and warrants to each Creditor Party as follows.

10.2           Status. Each Borrower is duly incorporated and validly existing and in good standing under the laws of the Republic of The Marshall Islands.

10.3           Share capital and ownership.

(a)                     Each Owner has an authorised share capital of 500 registered shares without par value, and the legal title and beneficial ownership of those shares is held, free of any Security Interest or other claim (other than a Permitted Security Interest), by the Holding Company.

(b)                    The Holding Company has an authorised share capital of 500 registered shares without par value, all of which shares are (i) legally owned by MK Maritime LLC, Keagan Enterprises S.A., Gallery Services Limited and Maas Capital Investments B.V. and (ii) beneficially owned by the Shareholders, in the proportions disclosed to and agreed by the Co-Arrangers prior to the date of this Agreement.

10.4           Corporate power. Each of the Borrowers has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)                     (save for the Holding Company) to execute the Shipbuilding Contract to which it is a party and to purchase and pay for the Ship under the Shipbuilding Contract to which it is a party;

(b)                    to execute the Finance Documents to which it is a party; and

(c)                     to borrow under this Agreement and to make all the payments contemplated by, and to comply with, the Finance Documents to which it is a party.

10.5           Consents in force. All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6           Legal validity; effective Security Interests. The Finance Documents to which each Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration at Companies House in the United Kingdom):

(a)                     constitute that Borrower’s legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and

(b)                    create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency or bankruptcy or similar laws affecting creditors’ rights generally.

10.7           No third party Security Interests. Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document:

(a)                     each Borrower which is a party to that Finance Document will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)                    no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8           No conflicts. The execution by each Borrower of each Finance Document to which it is a party, and the borrowing by each Borrower of the Loan, and its compliance with each Finance Document to which it is a party will not involve or lead to a material contravention of:

(a)                     any existing applicable law or regulation to which that Borrower is subject; or

(b)                    the constitutional documents of that Borrower; or

(c)                     any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.

10.9           No withholding taxes. All payments which each Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.10    No default. No Event of Default has occurred and is continuing unremedied or unwaived.

10.11    Information. All information which has been provided in writing by or on behalf of each of the Borrowers or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5.

10.12    No litigation. No legal or administrative action involving any Borrower has been commenced or taken or, to any Borrower’s knowledge, is likely to be commenced or taken which could (in the sole opinion of the Co-Arrangers) have a material adverse effect on such Borrower’s financial condition, other than any such action which is being contested in good faith by appropriate legal or administrative proceedings and particulars of which have been provided to the Agent.

10.13    Validity and completeness of Shipbuilding Contracts/Refund Guarantees.

(a)                     The copies of the Shipbuilding Contracts and the Refund Guarantees delivered to the Agent before the date of this Agreement are true and complete copies;

(b)                    each Shipbuilding Contract constitutes valid, binding and enforceable obligations of the Builder and the Borrower which is a party thereto respectively in accordance with its terms; each Refund Guarantee constitutes valid, binding and enforceable obligations of the Refund Guarantor in accordance with its terms; and

(c)                     no amendments or additions to any Shipbuilding Contract or any Refund Guarantee have been agreed (other than as disclosed to the Lenders prior to the date of this Agreement) nor has any Borrower or the Builder or the Refund Guarantor waived any of their respective rights under any Shipbuilding Contract or any Refund Guarantee.

10.14    No rebates etc. There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to any Borrower, the Builder or any other Security Party in connection with the purchase by each Owner of each Ship, other than as disclosed to the Lenders in writing on or prior to the date of this Agreement.

10.15    Compliance with certain undertakings. At the date of this Agreement, each of the Borrowers is in compliance with Clauses 11.2, 11.4, 11.9 and 11.13.

10.16    Taxes paid. Each of the Borrowers has paid all taxes applicable to, or imposed on or in relation to it and its business.

10.17    No Money Laundering. Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrowers of the Loan, the performance and discharge of their respective obligations and liabilities under the Finance Documents to which each is a party, and the transactions and other arrangements effected or contemplated by the Finance Documents to which each Borrower is a party, each of the Borrowers confirms that (i) it is acting for its own account, (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement and (iii) that the foregoing will not involve or lead to contravention of any law, official requirements or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

The representations made or to be made by the Borrowers under or pursuant to this Clause 10 are and shall be construed as being made subject to the reservations or qualifications as to matters of law set forth in the legal opinions to be delivered to the Agent pursuant to Clause 9.

11                     GENERAL UNDERTAKINGS

11.1           General. Each of the Borrowers undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Co-Arrangers may otherwise permit.

11.2           Title; negative pledge; pari passu. Each Borrower will:

(a)                     in the case of the Holding Company, own (directly or indirectly) the entire beneficial interest in each Owner free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents (and except for Permitted Security Interests);

(b)                    not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future; and

(c)                     procure that its liabilities under the Finance Documents to which it is a party will rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law.

11.3           No disposal of assets. No Borrower will transfer, lease or otherwise dispose of:

(a)                     (other than a sale of any of the Ships or the novation, transfer or assignment of any of the Shipbuilding Contracts, by any of the Owners, and subject to compliance with the provision of Clauses 8.7 and 8.8), all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)                    any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

11.4           No other liabilities or obligations to be incurred. No Borrower will, without the prior written consent of the Co-Arrangers (such consent not to be unreasonably withheld or delayed), incur any liability or obligation except liabilities and obligations under the Shipbuilding Contract and the Finance Documents, to which it is a party or incurred in the ordinary course of business.

11.5           Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of each Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.6           Shareholder notices. The Holding Company will send to the Agent, at the same time as they are dispatched, copies of all material communications which are dispatched to the Shareholders.

11.7           Consents. Each Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)                     to perform its obligations under the Shipbuilding Contract and any Finance Document to which it is party;

(b)                    for the validity or enforceability of the Shipbuilding Contract and any Finance Document to which it is party,

and each Borrower will comply with the terms of all such consents applicable to it.

11.8           Maintenance of Security Interests. Each Borrower will:

(a)                     at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)                    without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the reasonable opinion of the Co-Arrangers, is or has become necessary for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.9           Notification of litigation. Each Borrower will provide the Agent with details of any legal or administrative action involving that Borrower, any Security Party or Ship owned (or to be owned) by it as soon as such action is instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.10    Principal place of business. Each Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at the commencement of this Agreement; and no Borrower will establish, or do anything as a result of which it would be deemed to have, a place of business in the United Kingdom or the United States of America.

11.11    Confirmation of no default. Each Borrower will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by a director of that Borrower and which:

(a)                     states that no Event of Default has occurred and is continuing unremedied or unwaived; or

(b)                    states that no Event of Default has occurred and is continuing unremedied or unwaived except for a specified event or matter, of which all material details are given.

11.12    Notification of default. Each Borrower will notify the Agent as soon as that Borrower becomes aware of the occurrence of an Event of Default and will, for so long as it remains to be continuing unremedied or unwaived, thereafter keep the Agent fully up-to-date with all developments.

11.13    Provision of further information. Each Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating to:

(a)                     any Borrower or any Ship; or

(b)                    any other matter relevant to, or to any provision of, a Finance Document,

which may be reasonably requested by the Agent, the Security Trustee or any Lender at any time.

11.14    Provision of copies and translation of documents. The Borrowers will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrowers will provide a certified English translation prepared by a translator approved by the Agent.

11.15    Ownership. Each of the Borrowers shall ensure that there is no change in the legal or beneficial ownership of the shares, or any change in the control of, any of the Borrowers, provided that the Holding Company may request changes to its shareholding structure as disclosed to and agreed by the Co-Arrangers prior to the date of such request, subject always to the prior written consent of the Co-Arrangers (which shall not be unreasonably withheld or delayed) and to the Co-Arrangers being satisfied as to the ultimate beneficial ownership and control of the shares in the Holding Company.

11.16    Right of first refusal. Each of the Borrowers undertakes to give to each of the Co-Arrangers a right of first refusal for arranging/underwriting up to 50% of the pre and post-delivery financing of each of the Ships, and the Borrowers shall be bound to accept such offer of financing provided that the same is (in the Borrowers’ opinion) the same as or better than comparable offers of financing obtained by the Borrowers.

11.17    Supervision. Each of the Borrowers undertakes to provide to the Agent evidence (satisfactory to the Co-Arrangers in their sole discretion) of the supervision of each of the Ships by such company as may be acceptable to the Co-Arrangers in their sole discretion.

12                     CORPORATE UNDERTAKINGS

12.1           General. Each of the Borrowers also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Co-Arrangers may otherwise permit.

12.2           Maintenance of status. Each Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of The Marshall Islands.

12.3           Negative undertakings. No Borrower will, without the prior written consent of the Co-Arrangers (such consent not to be unreasonably withheld or delayed):

(a)                     (in case of an Owner) carry on any business other than the ownership, chartering and operation of the Ship to be owned by it, the incurrence of obligations under the Shipbuilding Contract and the Finance Documents to which it is a party and activities incidental thereto and (in the case of the Holding Company) carry on any business other than the ownership of the Owners;

(b)                    provide any form of credit or financial assistance or issue any guarantee to any person, or enter into any transaction with or involving such a person;

(c)                     (save for the Holding Company) open or maintain any account (other than any accounts already in existence at the date of this Agreement) with any bank or financial institution, except accounts with the Agent for the purposes of the Finance Documents;

(d)                    issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital (other than, in the case of the Holding Company, an increase in its share capital as disclosed to and agreed by the Co-Arrangers prior to the date of signing of this Agreement);

(e)                     acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative (including, without limitation, any interest or currency swap);

(f)                       enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation save that the Holding Company may take any such action to the extent that the surviving entity is not (in the sole opinion of the Co-Arrangers) materially financially weaker and assumes all obligations of the Holding Company under the Finance Documents to which it is a party;

(g)                    incur any other Financial Indebtedness except Financial Indebtedness to companies within the same beneficial or ultimate beneficial ownership of the Borrowers on a fully subordinated basis;

(h)                    purchase any further assets (other than the Ships), either directly or indirectly (through subsidiaries).

12.4           Subordination of rights of Holding Company. All rights which the Holding Company at any time has (whether in respect of the Loan or any other transaction) against any Owner or its assets shall be fully subordinated to the rights of the Creditor Parties under the Finance Documents; and in particular, the Holding Company shall not during the Security Period:

(a)                     claim, or in a bankruptcy of any Owner prove for, any amount payable to the Holding Company by an Owner, whether in respect of the Loan or any other transaction;

(b)                    take or enforce any Security Interest for any such amount; or

(c)                     claim to set-off any such amount against any amount payable by the Holding Company to any Owner.

13                     PAYMENTS AND CALCULATIONS

13.1           Currency and method of payments. All payments to be made by the Lenders or by the Borrowers under a Finance Document shall be made to the Agent or to the Security Trustee:

(i)                       by not later than 11.00 a.m. (New York City time) on the due date;

(ii)                    in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(iii)                 if in Dollars, to the account of the Agent with such bank in New York as the Agent may from time to time notify to the Borrowers and the other Creditor Parties; and

(iv)                in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.

13.2           Payment on non-Business Day. If any payment by the Borrowers under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)                     the due date shall be extended to the next succeeding Business Day; or

(b)                    if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

13.3           Basis for calculation of periodic payments. All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

13.4           Distribution of payments to Creditor Parties. Subject to Clauses 13.5, 13.6 and 13.7:

(a)                     any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)                    amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

13.5           Permitted deductions by Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

13.6           Agent only obliged to pay when monies received. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrowers or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrowers or that Lender until the Agent has satisfied itself that it has received that sum.

13.7           Refund to Agent of monies not received. If and to the extent that the Agent makes available a sum to the Borrowers or a Lender, without first having received that sum, the Borrowers or (as the case may be) the Lender concerned shall, on demand:

(a)                     refund the sum in full to the Agent; and

(b)                    pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

13.8           Agent may assume receipt. Clause 13.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

13.9           Creditor Party accounts. Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

13.10    Agent’s memorandum account. The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrowers and each

Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

13.11    Accounts prima facie evidence. If any accounts maintained under Clauses 13.9 and 13.10 show an amount to be owing by the Borrowers or a Security Party to a Creditor Party, those accounts shall, absent manifest error, be prima facie evidence that that amount is owing to that Creditor Party.

14                     APPLICATION OF RECEIPTS

14.1           Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:-

(a)                     FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(i)                       firstly, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrowers under Clauses 16, 17 and 18 of this Agreement or by the Borrowers or any Security Party under any corresponding or similar provision in any other Finance Document);

(ii)                    secondly, in or towards satisfaction of any and all amounts of default interest and, after, of normal interest payable to the Creditor Parties under the Finance Documents; and

(iii)                 thirdly, in or towards satisfaction of the Loan;

(b)                    SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Borrowers, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 14.1(a); and

(c)                     THIRDLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

14.2           Variation of order of application. The Co-Arrangers may, by notice to the Borrowers, the Security Parties and the other Creditor Parties, provide for a different manner of application from that set out in Clause 14.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

14.3           Notice of variation of order of application. The Agent may give notices under Clause 14.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

14.4           Appropriation rights overriden. This Clause 14 and any notice which the Agent gives under Clause 14.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrowers or any Security Party.

15                     EVENTS OF DEFAULT

15.1           Events of Default. An Event of Default occurs if:

(a)                     any Borrower or any Security Party fails to pay when due or (if so payable) within three (3) days of the date of demand for such, any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)                    any breach occurs of Clause 9.2, 11.2, 11.3, 11.15, 12.2, 12.3, 12.4 or 12.5; or

(c)                     any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b) above) if, in the reasonable opinion of the Co-Arrangers, such default is capable of remedy, and such default continues unremedied 20 days after written notice from the Agent requesting action to remedy the same; or

(d)                    (subject to any applicable grace period specified in the Finance Document) any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c) above); or

(e)                     any representation, warranty or statement made by, or by an officer of, any Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading in any material respect and the effect of which is (in the sole opinion of the Co-Arrangers) to materially effect the security created by a Finance Document in favour of the relevant Creditor Party when it is made; or

(f)                       any of the following occurs in relation to any Financial Indebtedness of a Relevant Person exceeding $1,000,000 (or the equivalent in any other currency) in aggregate:

(i)                       any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand (taking into account any applicable grace period); or

(ii)                    any Financial Indebtedness of a Relevant Person becomes due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)                 any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, relating to any Financial Indebtedness of a Relevant Person ceases to be available as a result of any event of default, or cash cover is required, in respect of such a facility as a result of any event of default unless the Borrowers shall have satisfied the Agent that, notwithstanding such event, the ability of the Relevant Person in question to pay its debts as they fall due and meet its commitments has not been effected; or

(g)                    any of the following occurs in relation to a Relevant Person:

(i)                       (in the case of the Holding Company) any or (in the case of any other Relevant Person) all or substantially all its assets are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $1,000,000 or more or the equivalent in another currency unless such execution, attachment, arrest, sequestration or distress is being contested in good faith and on substantial grounds and is discussed or withdrawn within forty five (45) days of the occurrence thereof; or

(ii)                    any administrative or other receiver is appointed over (in the case of the Holding Company) any or (in the case of any other Relevant Person) all or substantially all of its assets; or

(iii)                 a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than a Borrower or a Shareholder which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Co-Arrangers and effected not later than 3 months after the commencement of the winding up; or

(iv)                a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is eventually dismissed; or

(v)                   a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise to the extent that any such suspension, deferral, reorganisation or arrangement would in the reasonable opinion of the Co-Arrangers affect materially and adversely the Borrowers’ financial condition in aggregate; or

(vi)                in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the reasonable opinion of the Co-Arrangers, is similar to any of the foregoing; or

(h)                    an event of default occurs (howsoever described) under any swap or other derivative contract or transaction entered into by a Relevant Person, which is continuing unremedied or unwaived;

(i)                        any Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Co-Arrangers, is material in the context of this Agreement; or

(j)                        it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)                       for any Borrower or any Security Party to discharge any material liability under a Finance Document or to comply with any other obligation thereunder which the Co-Arrangers consider material under a Finance Document; or

(ii)                    for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(k)                     any consent necessary to enable any Borrower or any Security Party to comply with any provision which the Co-Arrangers consider material of a Finance Document or a Shipbuilding Contract is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(l)                        any provision which the Co-Arrangers consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest unless the relevant Security Party takes such action as requested by the Agent to remedy such invalidity or unenforceability and succeeds in doing so; or

(m)                  any other event occurs or any other circumstances arise or develop including, without limitation:

(i)                       a material adverse change in the financial position or state of affairs of any Borrower or any Shareholder; or

(ii)                    any accident or other event involving a vessel owned, chartered or operated by a Relevant Person,

in the light of which the Co-Arrangers reasonably conclude that there is a significant risk that any Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

15.2           Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default and provided the same is continuing unremedied and/or unwaived:

(a)                     if so instructed by the Co-Arrangers, the Agent shall:

(i)                       serve on the Borrowers a notice stating that the Commitments and all other obligations of each Lender to the Borrowers under this Agreement are terminated; and/or

(ii)                    serve on the Borrowers a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)                 take any other action which, as a result of the continuing Event of Default or any notice served under paragraph (i) or (ii) above, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)                    if so instructed by the Agent, acting with the authorisation of the Co-Arrangers, the Security Trustee shall take any action whjch, as a result of the continuing Event of Default or any notice served under paragraph (a) (i) or (ii) above, the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

15.3           Termination of Commitments. On the service of a notice under paragraph (a)(i) of Clause 15.2, the Commitments and all other obligations of each Lender to the Borrowers under this Agreement shall terminate.

15.4           Acceleration of Loan. On the service of a notice under paragraph (a)(ii) of Clause 15.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

15.5           Multiple notices; action without notice. The Agent may serve notices under paragraphs (a) (i) and (ii) of Clause 15.2 simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in that Clause if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

15.6           Notification of Creditor Parties and Security Parties. The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrowers under Clause 15.2; but the notice shall become effective when it is served on the Borrowers, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrowers or any Security Party with any form of claim or defence.

15.7           Creditor Parties’ rights unimpaired. Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

15.8           Exclusion of Creditor Party Liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrowers or a Security Party:

(a)                     for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)                    as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the wilful misconduct of such Creditor Party’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

15.9           Relevant Persons. In this Clause 15 “a Relevant Person” means (i) with respect to sub clauses (f), (g) and (h), the Borrowers and the Shareholders and (ii) with respect to all other sub clauses, the Borrowers.

15.10    Interpretation. In Clause 15.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 15.1(g) “petition” includes an application.

16                     FEES AND EXPENSES

16.1           Arrangement and commitment fees. The Borrowers shall pay to the Agent arrangement and commitment fees as set out in the fee letter addressed by the Borrowers to the Co-Arrangers and dated the same date as this Agreement.

16.2           Costs of negotiation, preparation etc. The Borrowers shall pay to the Agent on its demand the amount of all reasonable and documented expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

16.3           Costs of variations, amendments, enforcement etc. The Borrowers shall pay to the Agent, on the Agent’s demand, the amount of all reasonable and documented expenses incurred by a Lender in connection with:

(a)                     any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made in each case requested by a Borrower (but excluding, for the avoidance of doubt, any such expense incurred in connection with the assignment, transfer or sub-participation of any of the rights and/or obligations of a Creditor Party under any of the Finance Documents);

(b)                    any consent or waiver by the Co-Arrangers, the Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver in each case initiated by a Borrower;

(c)                     any step taken by the Lender concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (c) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

16.4           Documentary taxes. The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any liabilities and expenses resulting from any failure or delay by the Borrowers to pay such a tax (except for any such taxes incurred in connection with any such transfer, assignment or sub-participation of any of the rights and/or obligations of a Creditor Party under any of the Finance Documents).

16.5           Certification of amounts. A notice which is signed by two officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 16 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall, save for manifest error, be prima facie evidence that the amount, or aggregate amount, is due.

17                     INDEMNITIES

17.1           Indemnities regarding borrowing and repayment of Loan. The Borrowers shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all documented expenses, liabilities and losses which are incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)                     the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by a Creditor Party;

(b)                    the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)                     any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7);

(d)                    the occurrence and continuance of an Event of Default and/or the acceleration of repayment of the Loan under Clause 15;

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

17.2           Breakage costs. Without limiting its generality, Clause 17.1 covers any liability, expense or loss, including a loss of a prospective profit, incurred by a Lender:

(a)                     in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)                    in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

17.3           Currency indemnity. If any sum due from the Borrowers or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)                     making or lodging any claim or proof against any Borrowers or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)                    obtaining an order or judgment from any court or other tribunal; or

(c)                     enforcing any such order or judgment;

the Borrowers shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 17.3, the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 17.3 creates a separate liability of each of the Borrowers which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

17.4           Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 17 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall, save for manifest error, be prima facie evidence that the amount, or aggregate amount, is due.

17.5           Sums deemed due to a Lender. For the purposes of this Clause 17, a sum payable by any of the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

18                     NO SET-OFF OR TAX DEDUCTION

18.1           No deductions. All amounts due from the Borrowers under a Finance Document shall be paid:

(a)                     without any form of set-off, cross-claim or condition; and

(b)                    free and clear of any tax deduction except a tax deduction which any Borrower is required by law to make.

18.2           Grossing-up for taxes. If any Borrower is required by law to make a tax deduction from any payment:

(a)                     that Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)                    that Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)                     the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

18.3           Evidence of payment of taxes. Within 1 month after making any tax deduction, the relevant Borrower shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

18.4           Exclusion of tax on overall net income. In this Clause 18 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party’s overall net income.

18.5           Claw-back of tax benefit. If, following any such deduction or withholding as is referred to in Clause 18.2 from any payment by the Borrowers, a Lender shall receive or be granted a credit against or remission for any taxes payable by it, such Lender shall, subject to the Borrowers having made any increased payment in accordance with Clause 18.2 and to the extent that such Lender can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Lender to obtain any other relief or allowance which may be available to it, reimburse the Borrowers with such amount as such Lender shall in its absolute discretion certify to be the proportion of such credit or remission as will leave such Lender (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrowers as aforesaid. Such reimbursement shall be made forthwith upon such Lender certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige a Lender to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Borrowers shall not, by virtue of this Clause 18.5, be entitled to enquire about a Lender’s tax affairs.

19                     ILLEGALITY, ETC

19.1           Illegality. This Clause 19 applies if a Lender (the “Notifying Lender”) notifies the Agent that at any time after the date of this Agreement it has become, or will with effect from a specified date, become:

(a)                     unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)                    contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

19.2           Notification of illegality. The Agent shall promptly notify the Borrowers, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 19.1 which the Agent receives from the Notifying Lender.

19.3           Prepayment; termination of Commitment. On the Agent notifying the Borrowers under Clause 19.2, the Notifying Lender’s Commitment shall terminate; and on the date specified in the Notifying Lender’s notice under Clause 19.1 as the date on which the notified event would become effective, which should be not earlier than the latest date permitted by law, the Borrowers shall prepay the Notifying Lender’s Contribution in accordance with Clause 8.

19.4           Mitigation. If circumstances arise which would result in a notification under Clause 19.1 then, without in any way limiting the rights of the Notifying Lender under Clause 19.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)                     have an adverse effect on its business, operations or financial condition; or

(b)                    involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)                     involve it in any expense or tax disadvantage (unless, in either case, indemnified to its satisfaction).

20                     INCREASED COSTS

20.1           Increased costs. This Clause 20 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)                     the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender’s overall net income); or

(b)                    the effect of complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, is that the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”, that is to say:

(i)                       an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums; or

(ii)                    a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(iii)                 an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(iv)                a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 17.1 or by Clause 18.

For the purposes of this Clause 20.1 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

20.2           Notification to Borrowers of claim for increased costs. The Agent shall promptly notify the Borrowers and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 20.1.

20.3           Payment of increased costs. The Borrowers shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

20.4           Notice of prepayment. If the Borrowers are not willing to continue to compensate the Notifying Lender for the increased cost under Clause 20.3, the Borrowers may give the Agent not less than 3 days’ notice of their intention to prepay the Notifying Lender’s Contribution.

20.5           Prepayment; termination of Commitment. A notice under Clause 20.4 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers’ notice of intended prepayment; and:

(a)                     on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)                    on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

20.6           Application of prepayment. Clause 8 shall apply in relation to the prepayment.

21                     SET-OFF

21.1    Application of credit balances. Each Creditor Party may following an Event of Default and whilst the same is continuing unremedied or unwaived without prior notice:

(a)                     apply any balance which at any time stands to the credit of any account in the name of any of the Borrowers at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from any of the Borrowers to that Creditor Party under any of the Finance Documents; and

(b)                    for that purpose:

(i)                       break, or alter the maturity of, all or any part of a deposit of any of the Borrowers;

(ii)                    convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)                 enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

21.2           Existing rights unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 21.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

21.3           Sums deemed due to a Lender. For the purposes of this Clause 21, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

21.4           No Security Interest. This Clause 21 gives the Lenders a contractual right of set off only, and does not create any equitable charge or other Security Interest over any credit balance of any of the Borrowers.

22                     TRANSFERS AND CHANGES IN LENDING OFFICES

22.1           Transfer by Borrowers. No Borrower may, without the consent of the Agent, given on the instructions of all the Lenders transfer any of its rights or obligations under any Finance Document.

22.2           Transfer by a Lender. Subject to Clause 22.4, a Lender (the “Transferor Lender”) may at any time transfer:

(a)                     its rights in respect of all or part of its Contribution; or

(b)                    its obligations in respect of all or part of its Commitment; or

(c)                     a combination of (a) and (b);

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Deed.

22.3           Transfer Certificate, delivery and notification. As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)                     sign the Transfer Certificate on behalf of itself, the Borrowers, the Security Parties, the Security Trustee and each of the other Lenders;

(b)                    on behalf of the Transferee Lender, send to the Borrowers and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c)                     send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above.

22.4           Effective Date of Transfer Certificate. A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 22.3 on or before that date.

22.5           No transfer without Transfer Certificate. No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrowers, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

22.6           Lender re-organisation; waiver of Transfer Certificate. However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the “successor”), the Agent may, if it sees fit, by notice to the successor and the Borrowers and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent’s notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

22.7           Effect of Transfer Certificate. A Transfer Certificate takes effect in accordance with English law as follows:

(a)                     to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title;

(b)                    the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)                     the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)                    the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)                     any part of the Loan which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of the Borrowers or any Security Party against the Transferor Lender had not existed;

(f)                       the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those under Clause 5.7 and Clause 16, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)                    in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrowers or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

22.8           Maintenance of register of Lenders. During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 22.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrowers during normal banking hours, subject to receiving at least 3 Business Days prior notice.

22.9           Reliance on register of Lenders. The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

22.10    Authorisation of Agent to sign Transfer Certificates. Subject to no cost being incurred by the Borrowers as a result of any assignment or transfer or sub- participation, the Borrowers, the Security Trustee and each Lender irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

22.11    Registration fee. In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $2,000 from the Transferor Lender or (at the Agent’s option) the Transferee Lender.

22.12    Sub-participation; subrogation assignment. A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrowers, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Co-Arrangers, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

22.13    Disclosure of information. A Lender may disclose to a potential Transferee Lender or sub-participant any information which the Lender has received in relation to the Borrowers, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature and provided always such Lender first procures that the relevant prospective assignee, substitute or transferee or other person (such person together with any prospective assignee, substitute or transferee being hereinafter described as the “Prospective Assignee”) shall undertake to the Borrowers to keep secret and confidential and, not without the prior written consent of the Borrowers, disclose to any third party any of the information, reports or documents supplied by such Lender provided however that the Prospective Assignee shall be entitled to disclose any such information, reports or documents in the following situations:

(a)                     in relation to any proceedings arising out of this Agreement or the other Finance Documents to the extent considered necessary by the Prospective Assignee to protect its interest; or

(b)                    pursuant to a court order relating to discovery or otherwise; or

(c)                     pursuant to any law or regulation or to any fiscal, monetary, tax, governmental or other competent authority; or

(d)                    to its auditors, legal or other professional advisers.

In addition, the Prospective Assignee shall be entitled to disclose or use any such information, reports or documents if the information contained therein shall have emanated, in conditions free from confidentiality, bona fide from some person other than such Lender.

22.14    Change of lending office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)                     the date on which the Agent receives the notice; and

(b)                    the date, if any, specified in the notice as the date on which the change will come into effect.

22.15    Notification. On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

22.16    No additional costs. If at the time of, or immediately after, any assignment by a Lender of all or any part of its rights or benefits under this Agreement or any transfer by a Lender of any part of the rights, benefits and/or obligations under this Agreement, or any change in the office through which a Lender lends for the purposes of this Agreement or a Lender’s re-organisation under Clause 22.6, the Borrowers would be obliged to pay to the Assignee or Transferee or the successor (as defined in Clause 22.6) or (in the case of a change of lending office) such Lender under Clauses 5.5, 18.2 or 20.1 any sum in excess of the sum (if any) which it would have been obliged to pay to such Lender under the relevant clauses in the absence of such assignment, transfer or change, the Borrowers shall not be obliged to pay that excess.

23                     VARIATIONS AND WAIVERS

23.1           Variations, waivers etc. by Lenders. Unless otherwise provided for in this Agreement, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed (or specifically agreed to by fax) by the Borrowers, by all of the Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

23.2           Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clause 23.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)                     a provision of this Agreement or another Finance Document; or

(b)                    an Event of Default; or

(c)                     a breach by any Borrower or any Security Party of an obligation under a Finance Document or the general law; or

(d)                    any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

24                     NOTICES

24.1           General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

24.2           Addresses for communications. A notice shall be sent:

(a)	to the Borrowers:	c/o	Alma Maritime Ltd. 13 Pandoras & Kyprou Street 166 74 Glyfada Athens Greece

Fax No: +30 210 8944 688 Attention: Stamatis Molaris

(b)	to a Lender:		At the address below its name in Schedule 2 or (as the case may require) in the relevant Transfer Certificate;

(c)	to each Co-Arranger and each Co-Underwriter:		Fortis Bank 166 Syngrou Avenue 176 71 Athens Greece

Fax No: +30 210 9544 368

Bayerische Hypo-und Vereinsbank AG 62 Notara Street 185 35 Piraeus Greece

Fax No: +30 210 412 6597

(d)	to the Agent and Security Trustee:		166 Syngrou Avenue 176 71 Athens Greece

Fax No:+30 210 9544 368

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrowers, the Lenders and the Security Parties.

24.3           Effective date of notices. Subject to Clauses 24.4 and 24.5:

(a)                     a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)                    a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

24.4           Service outside business hours. However, if under Clause 24.3 a notice would be deemed to be served:

(a)                     on a day which is not a business day in the place of receipt; or

(b)                    on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 24.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

24.5           Illegible notices. Clauses 24.3 and 24.4 do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

24.6           Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)                     the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)                    in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

24.7           English language. Any notice under or in connection with a Finance Document shall be in English.

24.8           Meaning of “notice”. In this Clause “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

25                     JOINT AND SEVERAL LIABILITY

25.1           General. All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 25.2, joint.

25.2           No impairment of Borrowers’ obligations. The liabilities and obligations of a Borrower shall not be impaired by:

(a)                     this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)                    any Lender or the Security Trustee entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)                     any Lender or the Security Trustee releasing any other Borrower or any Security Interest created by a Finance Document; or

(d)                    any combination of the foregoing.

25.3           Principal debtors. Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall in any circumstances be construed to be a surety for the obligations of any other Borrower under this Agreement.

25.4           Subordination. Subject to Clause 25.5, during the Security Period, no Borrower shall:

(a)                     claim any amount which may be due to it from any other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)                    take or enforce any form of security from any other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(c)                     set off such an amount against any sum due from it to any other Borrower; or

(d)                    prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower or other Security Party; or

(e)                     exercise or assert any combination of the foregoing.

25.5           Borrowers’ required action. If during the Security Period, the Lender, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 25.4, in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Agent’s notice.

26                     SUPPLEMENTAL

26.1           Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)                     cumulative;

(b)                    may be exercised as often as appears expedient; and

(c)                     shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

26.2           Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

26.3           Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

26.4           Counterparts. A Finance Document may be executed in any number of counterparts.

27                     LAW AND JURISDICTION

27.1           English law. This Agreement shall be governed by, and construed in accordance with, English law.

27.2           Exclusive English jurisdiction. Subject to Clause 27.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

27.3           Choice of forum for the exclusive benefit of the Creditor Parties. Clause 27.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)                     to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)                    to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

No Borrower shall commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

27.4           Process agent. Each of the Borrowers irrevocably appoints Saville & Co. at their office for the time being, presently at One Carey Lane, London EC2V 8AE, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

27.5           Creditor Party rights unaffected. Nothing in this Clause 27 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

27.6           Meaning of “proceedings”. In this Clause 27, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

AS WITNESS the hands of the duly authorised officers or attorneys of the parties the day and year first before written.

SCHEDULE 1

BORROWERS

Name	Country of Incorporation	Registered Address

Suez Turquoise Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Amber Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Crystal Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Topaz Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Diamond Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Jade Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Pearl Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Emerald Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Ruby Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Alma Maritime Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

SCHEDULE 2

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment

Fortis Bank	166 Syngrou Avenue 17671 Athens Greece	$55,800,000

Bayerische Hypo-und Vereinsbank AG	7 Heraklitou Street GR 10673 Athens Greece	$55,800,000

SCHEDULE 3

DRAWDOWN NOTICE

To:	Fortis Bank
166 Syngrou Avenue
176 71 Athens
Greece

Attention: [Loans Administration]

2008

DRAWDOWN NOTICE

1.                         We refer to the loan agreement (the “Loan Agreement”) dated                       2008 and made between (1) ourselves as Borrowers, (2) the Lenders referred to therein, (3) the Co-Arrangers and Co-Underwriters referred to therein and (4) yourselves as Agent and as Security Trustee in connection with a facility of up to US$111,600,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2.                         We request to borrow the Loan as follows:

(a)                     Amount: US$[           ];

(b)                    Drawdown Date: [          ];

(c)                     Duration of the first Interest Period shall be [          ] months;

(d)                    Payment instructions: account of [                    ] and numbered [                ] with [                ] of [                ].

3.                         We represent and warrant that:

(a)                     the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)                    no Event of Default has occurred and is continuing or will result from the borrowing of the Loan.

4.                         This notice cannot be revoked without the prior consent of the Lenders.

Attorney-in-Fact
for and on behalf of
SUEZ TURQUOISE LIMITED
SUEZ AMBER LIMITED
SUEZ CRYSTAL LIMITED
SUEZ TOPAZ LIMITED
SUEZ DIAMOND LIMITED
SUEZ JADE LIMITED
SUEZ PEARL LIMITED
SUEZ EMERALD LIMITED
SUEZ RUBY LIMITED
ALMA MARITIME LIMITED

SCHEDULE 4

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a).

1.                         A duly executed original of this Agreement, the Agency and Trust Deed and each of the Predelivery Security Assignments (together with notices of assignment signed by the Owners thereunder).

2.                         The Letters of Undertaking duly executed by the Shareholders or such other evidence of commitment by the Shareholders of their equity participation throughout the construction period of each of the Ships (including, for the avoidance of doubt, their equity participation in the delivery instalment for each Ship and any additional costs and expenses related to the construction of the Ships in excess of the Contract Price of each Ship) as may be acceptable to the Co- Arrangers in their sole and absolute discretion, in each case in a form and substance satisfactory to the Co-Arrangers in their sole and absolute discretion.

3.                         Copies of the certificate of incorporation and constitutional documents of each of the Borrowers.

4.                         Copies of resolutions of the shareholders (if applicable) and directors of each of the Borrowers, authorising the execution of each of the Finance Documents referred to at 1 above to which each Borrower is a party and, in the case of each Borrower, authorising named officers to give the Drawdown Notice and other notices under this Agreement.

5.                         The original of any power of attorney under which any Finance Document referred to at 1 above is executed on behalf of each Borrower.

6.                         Copies of all consents which any Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or the Shipbuilding Contract to which it is a party.

7.                         A copy of each Shipbuilding Contract (in a form and substance satisfactory to the Co-Arrangers) and of all documents signed or issued by the Borrower which is a party thereto or the Builder (or either of them) under or in connection therewith, together with evidence of authorisation with respect to the execution thereof by the relevant Borrower and the Builder.

8.                         An original of each Refund Guarantee (in a form and substance satisfactory to the Co-Arrangers), together with evidence of authorisation with respect to the execution thereof by the Refund Guarantor (which shall be a bank or financial institution acceptable to the Co-Arrangers in their sole discretion).

9.                         Evidence satisfactory to the Co-Arrangers in their sole discretion with respect to the supervision of each Ship during construction by such company as may be acceptable to the Co-Arrangers in their sole discretion.

10.                  A certificate in a form and substance satisfactory to the Co-Arrangers confirming the legal and beneficial ownership of the shares in the Holding Company, signed by the ultimate beneficial owners of the shares in the Holding Company.

11.                  All documentation required by the Co-Arrangers in respect of each of the Borrowers, each of the Shareholders and any other Security Party, its directors and shareholders pursuant to each Co-Arranger’s “Know Your Customer”

requirements, together with such other documents or evidence as either of the Co-Arrangers may reasonably require with respect to relevant money laundering requirements.

12.                  Evidence satisfactory to the Co-Arrangers in their sole discretion that a Shareholders’ agreement has been signed with respect to the shareholdings in the Holding Company, together with copies of the constitutional documents of any corporate vehicles holding shares in the Holding Company on behalf of the Shareholders.

13.                  Documentary evidence that the agent for service of process named in Clause 26 has accepted its appointment.

14.                  Legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Republic of The Marshall Islands, Korea and such other relevant jurisdictions as the Agent may require, in a form and substance acceptable to the Co-Arrangers.

15.                  If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART B

The following are the documents referred to in Clause 9.1(b):

1.                         A duly issued invoice from the Builder showing all sums due and payable to the Builder in respect of the First Instalment for each Ship pursuant to Article X2(a) of each Shipbuilding Contract.

2.                         Evidence that the Shareholders have remitted to the Builder or to the Agent their equity participation in respect of the First Instalment for each Ship (in addition to the amount of the Loan).

Every copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of a Borrower.

SCHEDULE 5

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:                 Fortis Bank for itself and for and on behalf of each of the Borrowers, each Security Party, the Security Trustee and each Lender, as defined in the Loan Agreement referred to below.

1.                         This Certificate relates to a Loan Agreement (the “Loan Agreement”) dated [             ] 2008 and made between (1) the companies named therein as joint and several Borrowers, (2) the banks and financial institutions named therein as Lenders, (3) Fortis Bank and Bayerische Hypo-und Vereinsbank AG as Co-Arrangers and Co-Underwriters and (4) Fortis Bank as Agent and Security Trustee, for a loan facility of up to US$111,600,000.

2.                         In this Certificate:

“the Relevant Parties” means the Agent, each Borrower, each Security Party, the Security Trustee and each Lender;

“the Transferor” means [full name] of [lending office];

“the Transferee” means [full name] of [lending office].

Terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate.

3.                         The effective date of this Certificate is [                         ] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4.                         The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [         ] per cent. of the Contribution outstanding to the Transferor (or its predecessors in title) which is set out below:

Contribution                                                                                                                                                                                                          Amount transferred

5.                         By virtue of this Transfer Certificate and Clause 22 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[        ]] [from [        ] per cent. of its Commitment, which percentage represents $[        ]] and the Transferee acquires a Commitment of $[        ].

6.                         The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance

Documents which Clause 22 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7.                         The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 22 of the Loan Agreement.

8.                         The Transferor:

(a)                     warrants to the Transferee and each Relevant Party:

(i)                       that the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)                    that this Certificate is valid and binding as regards the Transferor;

(b)                    warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above;

(c)                     undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9.                         The Transferee:

(a)                     confirms that it has received a copy of the Loan Agreement and each other Finance Document;

(b)                    agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee or any Lender in the event that:

(i)                       the Finance Documents prove to be invalid or ineffective,

(ii)                    any Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under the Finance Documents;

(iii)                 it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of any Borrower or Security Party under the Finance Documents;

(c)                     agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)                    warrants to the Transferor and each Relevant Party (i) that it has full capacity to enter into this transaction and has taken all corporate action and obtained all official consents which it needs to take or obtain in connection with this transaction; and (ii) that this Certificate is valid and binding as regards the Transferee; and

(e)                     confirms the accuracy of the administrative details set out below regarding the Transferee.

10.                  The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security

Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent’s or the Security Trustee’s own officers or employees.

11.                  The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 above as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

Agent

Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party

Fortis Bank

By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person

(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person

(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

Note: This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Finance Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

EXECUTION PAGES

BORROWERS

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
SUEZ TURQUISE LIMITED	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
SUEZ AMBER LIMITED	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
SUEZ CRYSTAL LIMITED	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
SUEZ TOPAZ LIMITED	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
SUEZ DIAMOND LIMITED	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
SUEZ JADE LIMITED	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
SUEZ PEARL LIMITED	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
SUEZ EMERALD LIMITED	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
SUEZ RUBY LIMITED	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
ALMA MARITIME LIMITED	)
in the presence of: [Illegible]	)

LENDERS

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
BAYERISCHE HYPO-UND VEREINSBANK AG	)
in the presence of: [Illegible]	)

CO-ARRANGERS

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
BAYERISCHE HYPO-UND VEREINSBANK AG	)
in the presence of: [Illegible]	)

CO-UNDERWRITERS

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
BAYERISCHE HYPO-UND VEREINSBANK AG	)
in the presence of: [Illegible]	)

AGENTS

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

SECURITY TRUSTEE

SIGNED by [Illegible]	)
for and on behalf of [Illegible]	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

JEREMY M. WATSON
SOLICITOR
CONSTANT & CONSTANT
2, DEFTERAS MERARCHIAS
PIRAEUS 185 36 - GREECE

DRAWDOWN NOTICE

To:	Fortis Bank
166 Syngrou Avenue
176 71 Athens
Greece

Attention: Loans Administration

24th June 2008

DRAWDOWN NOTICE

1.                         We refer to the loan agreement (the “Loan Agreement”) dated 23rd June 2008 and made between (1) ourselves as Borrowers, (2) the Lenders referred to therein, (3) the Co-Arrangers and Co-Underwriters referred to therein and (4) yourselves as Agent and as Security Trustee in connection with a facility of up to US$111,600,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2.                         We request to borrow the Loan as follows:

(a)                     Amount: US$111,600,000;

(b)                    Drawdown Date: 24th June 2008;

(c)                     Duration of the first Interest Period shall be three (3) months;

(d)                    Payment instructions:

Credit the sum of US$165,960,000 (being the Loan amount of US$111,600,000 and the amount of US$54,360,000 by way of Borrowers’ equity which you have provided to us separately) to the following account:

Beneficiary Name:	HYUNDAI HEAVY INDUSTRIES CO. LTD
1, JEONHA-DONG, DONG-KU, ULSAN, KOREA

Receiving Bank:	EXPORT-IMPORT BANK OF KOREA
Swift Code:	EXIKKRSE
Account no.:	04-029-695 (with through bank)

Through Bank:	DEUTSCHE BANK TRUST COMPANY AMERICAS,
60 WALL STREET, MAIL STOP
NYC 60-1310, NEW YORK, N.Y. 10005, USA

3.                         We represent and warrant that:

(a)                     the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)                    no Event of Default has occurred and is continuing or will result from the borrowing of the Loan.

4.                         This notice cannot be revoked without the prior consent of the Lenders.

/s/ Illegible

Attomey-in-Fact

for and on behalf of

SUEZ TURQUOISE LIMITED
SUEZ AMBER LIMITED
SUEZ CRYSTAL LIMITED
SUEZ TOPAZ LIMITED
SUEZ DIAMOND LIMITED
SUEZ JADE LIMITED
SUEZ PEARL LIMITED
SUEZ EMERALD LIMITED
SUEZ RUBY LIMITED
ALMA MARITIME LIMITED

2

Dated 27 October 2009

THE COMPANIES
listed in Schedule 1
as joint and several Borrowers

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Lenders

-and-

FORTIS BANK and
BAYERISCHE HYPO-UND
VEREINSBANK AG
as Co-Arrangers and Co-Underwriters

-and-

FORTIS BANK
as Agent and Security Trustee

SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated
23 June 2008 for a bridge facility of
up to US$111,600,000

CONSTANT & CONSTANT
2, Defteras Merarchias
185 35 Piraeus
Greece

INDEX

Clause		Page No.

1	DEFINITIONS	1

2	AGREEMENT OF THE CREDITOR PARTIES	3

3	CONDITIONS	3

4	AMENDMENTS TO LOAN AGREEMENT AND FINANCE DOCUMENTS	4

5	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	12

6	REPRESENTATIONS AND WARRANTIES	12

7	FURTHER ASSURANCES	13

8	FEES AND EXPENSES	14

9	COMMUNICATIONS	14

10	SUPPLEMENTAL	14

11	LAW AND JURISDICTION	14

SCHEDULE 1 BORROWERS		18

SCHEDULE 2 LENDERS AND COMMITMENTS		20

SCHEDULE 3 DEED OF RELEASE		21

SCHEDULE 4 ACCOUNT PLEDGE		24

THIS SUPPLEMENTAL AGREEMENT dated 27 October 2009 and made

BETWEEN:

(1)                     THE COMPANIES listed in Schedule 1, as joint and several Borrowers;

(2)                     THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2, as Lenders;

(3)                     FORTIS BANK and BAYERISCHE HYPO - UND VEREINSBANK AG, as Co-Arrangers and Co-Underwriters; and

(4)                     FORTIS BANK, as Agent and Security Trustee,

IS SUPPLEMENTAL  to a Loan Agreement dated 23 June 2008 (the “Original Loan Agreement”) as amended by side letters dated 12 March 2009, 31 March 2009 and 24 April 2009 respectively (together with the Original Loan Agreement, the “Loan Agreement”) made between (i) the Borrowers as joint and several borrowers, (ii) the Lenders, (iii) the Co-Arrangers and Co-Underwriters and (iv) the Agent and the Security Trustee, pursuant to which the Lenders made available to the Borrowers a bridge facility of up to $111,600,000 upon the terms and for the purposes therein specified.

WHEREAS:

(A)                 Pursuant to the Original Loan Agreement, the Lenders agreed to provide bridge financing of up to US$111,600,000 for the purposes of financing part of the cost of the first instalments due to Hyundai Heavy Industries Co., Ltd under nine shipbuilding contracts relating to nine newbuilding crude oil carriers under construction in Korea. The Lenders advanced the sum of US$111,600,000 to the Borrowers on 24 June 2008.

(B)                   Pursuant to the Side Letter dated 24 April 2009, the Lenders agreed (inter alia) to the cancellation by the Borrowers of the shipbuilding contracts relating to Hull No. 2297, Hull No. 2298, Hull No. 2299, Hull No. 2304 and Hull No. 2305 and to certain changes to the shipbuilding contracts relating to Hull No. 2300, Hull No. 2301, Hull No. 2302 and Hull No. 2303.

(C)                   The Borrowers have now requested the Lenders’ consent to certain changes to the legal and beneficial ownership of the shares in the Holding Company and, in particular, to the release of Mr. Gavriil Panagiotidis from his Letter of Undertaking dated 23 June 2008 (as amended).

(D)                  The Borrowers, the Lenders, the Co-Arrangers, the Co-Underwriters, the Agent and the Security Trustee have agreed that as a condition to the Lenders agreeing to the Borrowers’ request and agreeing to continue making the Loan available to the Borrowers, the Loan Agreement will be amended and the Borrowers will procure the provision of additional security for the Loan, on the terms and conditions hereafter set out.

NOW THEREFORE IT IS HEREBY AGREED

1                            DEFINITIONS

1.1                  Words and expressions defined in the Loan Agreement and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Supplemental Agreement.

1.2                  In this Supplemental Agreement, unless the contrary intention appears:

“Account Pledge” means a pledge agreement creating security in respect of the Cash Collateral Account, to be executed by the Borrowers in favour of the Lenders, in the form attached as Schedule 4;

“Cash Collateral Account” means an account in the name of the Borrowers held with the Agent in Athens designated “Alma Maritime Limited et al – Cash Collateral Account” or any other account (with that or another office of the Agent) which is designated by the Agent as the Cash Collateral Account for the purposes of this Agreement;

“First Instalment” means, in relation to a Ship, the first instalment paid by the relevant Owner to the Builder under the Shipbuilding Contract for that Ship, in the sum of US$18,440,000;

“Market Value” means, in relation to a Ship, the market value of that Ship determined pursuant to the provisions of Clause 12.5;

“Second Instalment” means, in relation to a Ship, the second instalment paid by the relevant Owner to the Builder under the Shipbuilding Contract for that Ship, in the sum of US$9,465,610;

“Shares Pledge” means, in relation to each Owner, the pledge of the shares in that Owner dated 12 March 2009 and executed by the relevant Owner in favour of the Security Trustee;

“Third Instalment” means, in relation to a Ship, the third instalment paid by the relevant Owner to the Builder under the Shipbuilding Contract for that Ship, in the sum of US$4,834,390;

“Time Charter” means, in relation to a Ship, the time charterparty entered into or to be entered into by the Owner of the relevant Ship with the Time Charterer for a period of not less than seven (7) years commencing from the date of delivery of the relevant Ship thereunder, at a minimum rate of US$35,400 per day (gross of commissions) and including a 50-50 profit sharing arrangement, and otherwise upon terms and in a form acceptable to the Co-Arrangers in their sole discretion;

“Time Charter Assignment” means, in relation to each Time Charter, an assignment of the relevant Owner’s rights under such Time Charter, to be executed in favour of the Security Trustee in such form as the Co-Arrangers may approve or reasonably require;

“Time Charterer” means The Sanko Steamship Co. Ltd of Tokyo, Japan.

1.3                  Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations. Clause headings are inserted for convenience of reference only and shall be ignored in construing this Supplemental Agreement. References to Clauses are to clauses of this Supplemental Agreement save as may be otherwise expressly provided in this Supplemental Agreement.

2

2                            AGREEMENT OF THE CREDITOR PARTIES

2.1                  The Creditor Parties, relying upon each of the representations and warranties set out in Clauses 7.1 and 7.2 of this Supplemental Agreement, hereby agree with the Borrowers as follows, subject to and upon the terms and conditions of this Supplemental Agreement:

(a)                     to the transfer by Keagan Enterprises S.A. of all of its shares in the Holding Company to MK Maritime LLC and to the release of Mr. Gavriil Panagiotidis from his Letter of Undertaking dated 23 June 2008 (as amended) by way of a deed of release in the form attached as Schedule 3, subject to and with effect from the fulfilment of the conditions precedent set out in Clause 3.1; and

(b)                    to the amending, varying and supplementing of the Loan Agreement in accordance with the terms of Clause 4.1, subject to and with effect from the fulfilment of the conditions precedent set out in Clause 3.1.

3                            CONDITIONS

3.1                  The agreement of the Creditor Parties contained in Clause 2.1 of this Supplemental Agreement shall be expressly subject to the condition that the Agent shall have received in form and substance satisfactory to the Agent on or before the signature hereof:-

(a)                     documents of the kind specified in Schedule 4, Part A, Paragraphs 4, 5 and 6 of the Loan Agreement (as amended and supplemented by this Supplemental Agreement, and updated with appropriate modifications to refer to this Supplemental Agreement), together with certified true copies of the constitutional documents of the Legal Shareholders;

(b)                    an original of this Supplemental Agreement, duly executed by the parties to it;

(c)                     an executed and certified true copy of each Time Charter (including any addenda thereto);

(d)                    an original of each Time Charter Assignment, duly executed by the parties thereto;

(e)                     an original of the Account Pledge, duly executed by the parties thereto;

(f)                       a certificate in a form and substance satisfactory to the Co-Arrangers confirming the legal and beneficial ownership of the shares in the Holding Company (following the share transfer referred to in Clause 5.1 hereof), signed by the ultimate beneficial owners of the shares in the Holding Company;

(g)                    all documentation required by the Co-Arrangers in respect of each of the Borrowers, each of the Legal Shareholders, their respective directors and shareholders, and each of the Shareholders, pursuant to each Co-Arranger’s “Know Your Customer” requirements, together with such other documents or evidence as any of the Co-Arrangers may reasonably require with respect to relevant money laundering requirements;

(h)                    an executed copy of the agreement made or to be made between Keagan Enterprises S.A. and MK Maritime LLC with respect to the sale and purchase of (inter alia) part of the issued share capital of the Holding Company, together with evidence satisfactory to the Co-Arrangers in their sole direction that (i) the share transfer referred to therein has been properly and validly effected and (ii) the shareholders’ agreement with respect to the shareholdings in the Holding Company has been amended to reflect such new shareholdings;

3

(i)                        evidence that the Cash Collateral Account has been opened with the Agent in Athens together with execution of all signature cards, mandates, etc. required in relation to the opening thereof, and that the sum of $6,500,000 was credited thereto at least one day prior to the date of this Supplemental Agreement;

(j)                        all information required by the Lenders with respect to each of the Borrowers, each of the Legal Shareholders and each of the Shareholders, required to comply with the client acceptance procedures of the Lenders, including but not limited to:

(i)                       evidence of due incorporation, including but not limited to an up to date extract from the relevant chamber of commerce and/or an up to date certificate of good standing;

(ii)                    a director’s certificate, setting out the names of all directors and legal/beneficial shareholders;

(iii)                 copies of the passports of all directors (except those who have resigned); and

(iv)                copies of articles of association or other constitutional documents;

(k)                     a favourable legal opinion from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Co-Arrangers may require;

(l)                        documentary evidence from the existing agent for service of process appointed on behalf of the Borrowers under the Original Loan Agreement, confirming that their existing appointment covers service of process on behalf of the Borrowers under this Supplemental Agreement and under each Time Charter Assignment; and

(m)                  an amendment to the Letter of Undertaking dated 23 June 2008 (as amended) and executed by Mr. Hans Mende reflecting the share transfer referred to in Clause 5.1 hereof and in a form and substance acceptable to the Co-Arrangers in their sole discretion.

4                            AMENDMENTS TO LOAN AGREEMENT AND FINANCE DOCUMENTS

4.1                  In consideration of the agreement of the Creditor Parties contained in Clause 2.1 of this Supplemental Agreement, the Borrowers hereby agree with the Creditor Parties that the provisions of the Loan Agreement shall, as of the date on which the conditions precedent set out in Clause 3 have been complied with to the satisfaction of the Agent, be varied and/or amended and/or supplemented as follows:-

(a)                     by deleting Recital (A) thereof and replacing it with the following:

“(A)          The Lenders have agreed to make available to the Borrowers a facility of up to US$111,600,000 in one advance, but not exceeding the lesser of (i) 85.22% of the aggregate amount of the First Instalment, the Second Instalment and the Third Instalment for each of the Ships under each Shipbuilding Contract and (ii) 35.2% of the aggregate amount of the Contract Price of each of the Ships, for the purpose of providing bridge financing for part of the cost of the First Instalment, the Second Instalment and the Third Instalment for each Ship under the Shipbuilding Contracts.”;

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(b)                    by adding in Clause 1.1 thereof each of the definitions in Clause 1.2 of this Supplemental Agreement;

(c)                     by deleting the definition of Contract Price in Clause 1.1 thereof and replacing it with the following:

“ “Contract Price” means, in relation to a Ship, $93,070,610 being the amount payable by the relevant Borrower pursuant to the Shipbuilding Contract (including the additional fee of $625,000 payable under Agreement No. 2) relating to that Ship (as the same may be further adjusted pursuant to the terms of the Shipbuilding Contract);”;

(d)                    by deleting the definition of Finance Documents in Clause 1.1 thereof and replacing it with the following:

“ “Finance Documents” means:

(a)                    this Agreement;

(b)                   the Agency and Trust Deed;

(c)                    the Predelivery Security Assignments;

(d)                   the Shares Pledges;

(e)                    the Account Pledge;

(f)                      the Time Charter Assignments; and

(g)                   any other document (whether creating a Security Interest or not) which is executed at any time by any of the Borrowers or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the documents referred to in this definition (provided that, for the avoidance of doubt, the Letters of Undertaking shall not constitute Finance Documents);”;

(e)                     by deleting the definition of Legal Shareholders in Clause 1.1 thereof and replacing it with the following:

“ “Legal Shareholders” means:

(a)                    MK Maritime LLC of the Marshall Islands, being the legal owner of 59.5% of the issued shares of the Holding Company;

(b)                   Gallery Services Limited of the Marshall Islands, being the legal owner of 8.5% of the issued shares of the Holding Company;

(c)                    Kingsway Navigation Limited of the Marshall Islands, being the legal owner of 4% of the issued shares of the Holding Company;

(d)                   Progressive Shipholding S.A. of the Marshall Islands, being the legal owner of 12.5% of the issued shares of the Holding Company; and

(e)                    Maas Capital Investments B.V. of the Netherlands, being the legal owner of 15.5% of the issued shares of the Holding Company;”;

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(f)                       by deleting the definition of Margin in Clause 1.1 thereof and replacing it with the following:

“ “Margin” means three per cent (3%) per annum;”;

(g)                    by deleting the definition of Repayment Date in Clause 1.1 thereof and replacing it with the following:

“ “Repayment Date” means the earlier of (i) 31 December 2010 and (ii) the due date for the payment of the fourth instalment under each Shipbuilding Contract;”;

(h)                    by deleting the definition of Refund Guarantee in Clause 1.1 thereof and replacing it with the following:

“ “Refund Guarantee” means:

(a)                    in relation to Hull No. 2300, the irrevocable and unconditional guarantee number M0902-806-LG-00040 dated 5 June 2008 (as amended by the first supplemental letter thereto dated 1 December 2008, a second supplemental letter thereto dated 30 December 2008 and a third supplemental letter thereto dated 29 May 2009) issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(b)                   in relation to Hull No. 2301, the irrevocable and unconditional guarantee number M0902-806-LG-00057 dated 5 June 2008 (as amended by the first supplemental letter thereto dated 1 December 2008, a second supplemental letter thereto dated 30 December 2008 and a third supplemental letter thereto dated 29 May 2009) issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(c)                    in relation to Hull No. 2302, the irrevocable and unconditional guarantee number M0902-806-LG-00064 dated 5 June 2008 (as amended by the first supplemental letter thereto dated 1 December 2008, a second supplemental letter thereto dated 30 December 2008 and a third supplemental letter thereto dated 29 May 2009) issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;

(d)                   in relation to Hull No. 2303, the irrevocable and unconditional guarantee number M0902-806-LG-00071 dated 5 June 2008 (as amended by the first supplemental letter thereto dated 1 December 2008, a second supplemental letter thereto dated 30 December 2008 and a third supplemental letter thereto dated 29 May 2009) issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Contract for that Ship;”;

(i)                        by deleting the definition of Shipbuilding Contract in Clause 1.1 thereof and replacing it with the following:

“ “Shipbuilding Contract” means:

(a)                    in relation to Hull No. 2300, the shipbuilding contract dated 2 June 2008 (as amended by Addendum No. 1 thereto dated 17 November 2008 and Addendum No. 2 thereto dated 17 December 2008, and by Agreement No. 1 and Agreement No. 2 relating thereto each dated 3 April 2009) made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2300 and its purchase by the relevant Borrower (as further supplemented and/or amended from time to time);

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(b)                   in relation to Hull No. 2301, the shipbuilding contract dated 2 June 2008 (as amended by Addendum No. 1 thereto dated 17 November 2008 and Addendum No. 2 thereto dated 17 December 2008, and by Agreement No. 1 and Agreement No. 2 relating thereto each dated 3 April 2009) made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2301 and its purchase by the relevant Borrower (as further supplemented and/or amended from time to time);

(c)                    in relation to Hull No. 2302, the shipbuilding contract dated 2 June 2008 (as amended by Addendum No. 1 thereto dated 17 November 2008 and Addendum No. 2 thereto dated 17 December 2008, and by Agreement No. 1 and Agreement No. 2 relating thereto each dated 3 April 2009) made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2302 and its purchase by the relevant Borrower (as further supplemented and/or amended from time to time);

(d)                   in relation to Hull No. 2303, the shipbuilding contract dated 2 June 2008 (as amended by Addendum No. 1 thereto dated 17 November 2008 and Addendum No. 2 thereto dated 17 December 2008, and by Agreement No. 1 and Agreement No. 2 relating thereto each dated 3 April 2009) made between the Builder and the relevant Borrower for the construction by the Builder of Hull No. 2303 and its purchase by the relevant Borrower (as further supplemented and/or amended from time to time);”;

(j)                        by deleting the definition of Ships in Clause 1.1 thereof and replacing it with the following:

“ “Ships” means Hull No. 2300, Hull No. 2301, Hull No. 2302 and Hull No. 2303;”;

(k)                     by deleting all references to Hull No. 2297, Hull No. 2298, Hull No. 2299, Hull No. 2304 and Hull No. 2305, and construing all Clauses and Schedules accordingly;

(l)                        by deleting Clause 2.1 thereof and replacing it with the following:

“2.1          Amount of facility. Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrowers a loan facility in one advance not exceeding the lesser of (a) $111,600,000, (b) 85.22% of the aggregate amount of the First Instalment, the Second Instalment and the Third Instalment for each of the Ships under each Shipbuilding Contract and (c) 35.2% of the aggregate amount of the Contract Price of each of the Ships.”;

(m)                  by deleting Clause 4.2(b) thereof and replacing it with the following:

“(b)             the amount of the Loan shall not exceed the lesser of (i) $111,600,000, (ii) 85.22% of the aggregate amount of the First Instalment, the Second Instalment and the Third Instalment for each of the Ships under each Shipbuilding Contract and (iii) 35.2% of the aggregate amount of the Contract Price of each of the Ships;”;

(n)                    by deleting Clause 8.7 thereof and replacing it with the following:

“8.7   Mandatory prepayment. The Borrowers shall be obliged to prepay the Relevant Amount of the Loan:

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(a)                                  if a Ship is sold (prior to or after delivery) (which sale includes sale for scrapping), on or before the date on which the sale is completed by delivery of such Ship to the buyer;

(b)                                 if a Ship becomes a Total Loss, on the date falling 90 days after the Total Loss Date;

(c)                                  if any of the following occurs, on demand by the Agent:

(i)                                     a Shipbuilding Contract is novated, transferred or assigned;

(ii)                                  a Shipbuilding Contract or a Refund Guarantee is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in force for any reason; or

(iii)                               a Shipbuilding Contract or a Refund Guarantee is materially amended or varied without the prior written consent of the Lenders except for any such amendment or variation as is permitted by this Agreement or any other relevant Finance Document.

In this Clause 8.7, “Relevant Amount” means:

(aa)                            in the case of Clauses 8.7 (a) or (b), the amount of the Loan which is equal to the amount in full of the sale proceeds or Total Loss proceeds (as the case may be); and

(bb)                          in the case of Clause 8.7(c), the amount of the Loan which is equal to the aggregate amount of the First Instalment, the Second Instalment and the Third Instalment funded by the Lenders under this Agreement and which relates to the Ship which is the subject of the Shipbuilding Contract or Refund Guarantee in question (as the case may be) (being not more than ¼ of the amount of the Loan originally drawn down by the Borrowers).

Provided always that the Co-Arrangers agree to consider (without being obliged to do so) a request by the Borrowers to waive the provisions of Clause 8.7(b) upon the circumstances existing at the time.”;

(o)                                 by deleting Clause 10.3 thereof and replacing it with the following:

“10.3 Share capital and ownership.

(a)                                  Each Owner has an authorised share capital of 500 registered shares without par value, and the legal title and beneficial ownership of those shares is held, free of any Security Interest or other claim (other than a Permitted Security Interest), by the Holding Company.

(b)                                 The Holding Company has an authorised share capital of 50,000,000 registered shares without par value, out of which 1,000,000 shares have been issued and all of which issued shares are (i) legally owned by the Legal Shareholders and (ii) beneficially owned by the Shareholders, in each case in the proportions disclosed to and agreed by the Co-Arrangers prior to the date of this Agreement.”;

(p)                                 by deleting Clause 11.15 thereof and replacing it with the following:

8

“ 11.15 Ownership. Each of the Borrowers shall ensure that there is no change in the legal or beneficial ownership of the shares, or any change in the control of, any of the Borrowers, provided that the Holding Company may request changes to its shareholding structure (including, for the avoidance of doubt, changes to the Legal Shareholders and/or the Shareholders) as disclosed to and agreed by the Co-Arrangers prior to the date of such request, subject always to the prior written consent of the Co-Arrangers (which shall not be unreasonably withheld or delayed) and to the Co-Arrangers being satisfied as to who is holding the ultimate beneficial ownership and control of the shares in the Holding Company, and provided always that the Co-Arrangers receive a Letter of Undertaking from any new ultimate beneficial shareholder.”;

(q)                                 by deleting Clause 11.16 and replacing it with the following:

“11.16 Right of first and last refusal. Each of the Borrowers undertakes to give each of the Co-Arrangers a right of first and last refusal for arranging/underwriting up to 50% of the pre and post- delivery financing of each of the Ships, and the Borrowers shall be bound to accept such offer of financing provided that the same is (in the Borrowers’ opinion) the same as or better than comparable offers of financing obtained by the Borrowers.”;

(r)                                    by inserting the following new clause as Clause 11.18 thereof:

“11.18 Cash Collateral Account. The Borrowers undertake to ensure that, throughout the Security Period, there shall be standing to the credit of the Cash Collateral Account the sum of not less than $6,500,000 (the “Cash Collateral”). The Cash Collateral shall remain blocked on the Cash Collateral Account until repayment or prepayment of the Loan in full, whereupon it shall be released to the Borrowers for application against remaining instalments due under the Shipbuilding Contracts. Provided always that, upon the occurrence of an Event of Default, the Cash Collateral shall be applied in the sole discretion of the Co-Arrangers.”;

(s)                                  by inserting the following new clause as Clause 11.19 thereof:

“11.19 Pre delivery financing. The Borrowers shall ensure that there is in place a facility or facilities for the refinancing of the amount of the Loan which comprises the First Instalment, the Second Instalment and the Third Instalment under each Shipbuilding Contract for each Ship, not later than one month prior to the final Repayment Date.”;

(t)                                    by inserting the following new clause as Clause 11.20 thereof:

“11.20 Time Charters.

(a)                                  The Borrowers undertake to ensure that the Owners shall enter into the Time Charters in respect of Ships, which Time Charters shall remain in place throughout the Security Period.

(b)                                 The Borrowers further undertake that, should any of the Owners enter into any time charter or consecutive voyage charter or contract of affreightment in relation to any Ship (other than a Time Charter) and which is of twelve (12) months or more in duration, or is capable of exceeding twelve (12) months in duration, then the Borrowers shall procure that the relevant Owner shall execute in favour of the Security Trustee an assignment and notice of assignment (to be acknowledged by the relevant counterparty) of such time charter or consecutive voyage charter or contract of affreightment in such form and on such terms as the Time Charter Assignment, and shall deliver to the Agent such other documents equivalent to

9

those referred to at paragraphs 4, 5 and 6 of Part A of Schedule 4 hereof as the Agent may require.”;

(u)                                 by inserting the following new clause as Clause 12.5 thereof:

“12.5 Market Value.

(a)                                  The Market Value of a Ship shall be determined by the Co-Arrangers in Dollars as the arithmetic average of the valuations of two independent sale and purchase shipbrokers appointed jointly by the Co-Arrangers and acceptable to the Lenders, which shall be prepared (i) taking into account the resale value of such Ship, (ii) taking into account the benefit of any charter of such Ship, (iii) with or without physical inspection of such Ship (as the Agent may require) and (iv) as at a date not more than fourteen (14) days previously.

(b)                                 The Agent shall be entitled to request and obtain valuations of each Ship at any time in order to determine the Market Value of each Ship provided that (unless a valuation is obtained whilst an Event of Default has occurred and is continuing unremedied or unwaived) the costs of such valuations shall not be borne by the Borrowers more than once for each 12 month period.”;

(v)                                 by inserting the following new sub-clause as Clause 15. l(n):

“(n)                           any of the Time Charters is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in force for whatsoever reason (other than by expiry through effluxion of time), unless the Borrowers have provided to the Co-Arrangers a substitute time charter in a form and substance acceptable to the Co-Arrangers in their sole discretion, and made with a time charterer acceptable to the Co-Arrangers in their sole discretion;”;

(w)                               by inserting the following new clause as Clause 16.6 thereof:

“16.6                 Exit Fee. Within thirty (30) days of the occurrence of a Trigger Event or (if payment is deferred by the Lenders) the occurrence of a subsequent Trigger Event, the Borrowers shall pay to the Lenders an amount which is equal to ten per cent (10%) of the Net Asset Value of the relevant Ship, which amount shall be calculated upon the date of payment of the Exit Fee. For the purposes of this Clause 16.6:

(a)                                  “Trigger Event” shall mean:

(i)                                     the sale of a Ship or the sale, novation, transfer or assignment of a Shipbuilding Contract; or

(ii)                                  the refinancing of the Loan in whole or in part (for example, the refinancing of one or more Ships), unless the Lenders have been invited to participate in such a refinancing and have chosen not to participate at the senior debt level; or

(iii)                               the repayment of the Loan in whole or in part (including, for the avoidance of doubt, repayment of the Loan on the Repayment Date); or

(iv)                              the Total Loss of a Ship; or

(v)                                 the sale or transfer of any of the shares in any of the Borrowers; or

10

(vi)                              the cancellation, termination, rescission or suspension of a Shipbuilding Contract relating to a Ship; or

(vii)                           the acceleration of the Loan pursuant to the terms of this Agreement.

(b)                                 “Net Asset Value” shall mean the higher of (i) the net sale proceeds (being the sale proceeds less commissions and other reasonable expenses of the sale) actually received by the owner of the relevant Ship or Shipbuilding Contract, or the amount of the Loan refinanced or repaid, or the Total Loss proceeds of the relevant Ship actually received by the owner of that Ship (or, if not received within 90 days of the Total Loss, then the expected amount of the Total Loss proceeds), or the amount of the consideration for the sale or transfer of shares in the relevant Borrower (less any taxes and other reasonable expenses of such sale or transfer incurred by or on behalf of the relevant Borrower), or the net amount actually refunded by the Builder or Refund Guarantor for cancellation, termination or rescission of the relevant Shipbuilding Contract (or, if not received within 30 days of the said cancellation, termination or rescission, then the expected amount to be refunded) and (ii) the Market Value of the relevant Ship, PLUS in each case (aa) the amount of trade receivables for the relevant Ship (due within the next 30 days) and (bb) the amount of any interest rate hedging gains attributable to the relevant Ship/Owner (provided such hedging was done in conjunction with the relevant Ship), and MINUS in each case (cc) the aggregate amount of debt (including interest, and including ordinary trade debt not older than 30 days) which remains outstanding for the relevant Ship, net of one fourth of the amount standing to the credit of the Cash Collateral Account, (dd) the amount of any interest rate hedging losses attributable to the relevant Ship/Owner (provided such hedging was done in conjunction with the relevant Ship) on the due date of payment of the Exit Fee, (ee) any related fees (other than the Exit Fee), default interest and other costs and expenses which may have become due to the Lenders) and (ff) all amounts due to be paid by the relevant Owner to the Builder under the Shipbuilding Contract relating to the relevant Ship/Owner.

For the avoidance of doubt:

(A)                              any sums payable by the Borrowers to the Lenders by way of an Exit Fee shall be in addition to any sums payable pursuant to the provisions of clause 8 of this Agreement;

(B)                                should the Lenders (in their sole discretion) defer payment of the Exit Fee to a date subsequent to the final Repayment Date or subsequent to the date of refinancing of the Loan, then the Borrowers undertake to ensure that the right of the Lenders to receive payment of the Exit Fee is properly documented;

(C)                                upon the occurrence of a Trigger Event, the Borrowers shall be obliged to obtain and provide to the Lenders (at the cost and expense of the Borrowers) a valuation of the relevant Ship or Ships, determined in accordance with the provisions of Clause 12.5;

(D)                               in circumstances where both Lenders are asked to participate in a refinancing of whole or part of the Loan but only one chooses to do so (the “Remaining Lender”), then the Remaining Lender shall be entitled to 50% of the amount of the Exit Fee;

(E)                                 should the Borrowers fail to pay the Exit Fee to the Lenders when due and payable by the Lenders, then the Borrowers shall pay to the Lenders interest on the amount of the Exit Fee from the said due date until the date of payment at the rate of 2% per annum, payable monthly.”;

11

(x)                                   by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by this Supplemental Agreement and as the same may from time to time be further supplemented and/or amended”.

4.2                               In consideration of the agreement of the Creditor Parties contained in Clause 2.1 of this Supplemental Agreement, the Borrowers hereby agree with the Creditor Parties that the provisions of the Finance Documents shall, as of the date on which the conditions precedent set out in Clause 3 have been complied with to the satisfaction of the Agent, be varied and/or amended and/or supplemented as follows:

(a)                                  the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Supplemental Agreement;

(b)                                 by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Supplemental Agreement.

5                                         CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS

5.1                               Save for the alterations to the Loan Agreement made or to be made pursuant to this Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Supplemental Agreement, the Loan Agreement shall remain in full force and effect.

5.2                               The Finance Documents shall continue and remain valid and enforceable and in full force and effect, as amended by:

(a)                                  the amendments thereto contained or referred to in Clauses 4.1 and 4.2; and

(b)                                 such further or consequential modifications as may be necessary to give full effect to the terms of this Supplemental Agreement.

5.3                               For the avoidance of doubt, the Creditor Parties confirm that once the Agreement No.2 dated 3 April 2009 and made between (i) the Owners, (ii) Omniblue Shipping Inc. and (iii) the Builder becomes effective in accordance with the terms of clause 5 thereof, they shall release the relevant Borrowers from their obligations under the Loan Agreement (as amended by the terms of this Supplemental Agreement) and the Finance Documents to which they are parties.

6                                         REPRESENTATIONS AND WARRANTIES

6.1                               Each Borrower hereby jointly and severally represents and warrants to each of the Creditor Parties, as at the date of this Supplemental Agreement, that the representations and warranties set forth in Clause 10 of the Loan Agreement and in each of the other Finance Documents to which it is a party (in each case updated mutatis mutandis to the date of this Supplemental Agreement) are true and correct as if all references therein to “this Agreement” were references to the Loan Agreement as amended by this Supplemental Agreement.

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6.2                               Each Borrower hereby further jointly and severally represents and warrants to each of the Creditor Parties that as at the date of this Supplemental Agreement:-

(a)                                  each Borrower has full power to enter into and perform its obligations under this Supplemental Agreement;

(b)                                 all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement as contemplated hereby have been obtained and will (where appropriate) be maintained in full force and effect throughout the Security Period;

(c)                                  each Borrower has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute the valid and binding obligations of each Borrower enforceable in accordance with their respective terms; and

(d)                                 the execution, delivery and performance of this Supplemental Agreement and all such other documents as contemplated hereby does not and will not during the Security Period constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on any Borrower or on any of its property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets.

7                                         FURTHER ASSURANCES

7.1                               The Borrowers shall:

(a)                                  execute and deliver to the Lenders (or as they may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the laws of England or such other country as the Lenders may, in any particular case, specify;

(b)                                 effect any registration or notarisation or legalisation, give any notice or take any other step,

which the Lenders may, by notice to the Borrowers, specify for any of the purposes described in Clause 7.2 or for any similar or related purpose.

7.2                               Those purposes are:

(a)                                  validly and effectively to create any Security Interest or right of any kind which the Lenders intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)                                 implementing the terms and provisions of this Supplemental Agreement,

provided always that the right of the Lenders so to do has arisen and subsists pursuant to the terms of the relevant document.

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7.3                               Each Borrower shall comply with a notice under Clause 7.1 by the date specified in the notice, provided always that the right of the Lenders to do any of the things described in Clause 7.2 has arisen and subsists pursuant to the terms of the relevant document.

8                                         FEES AND EXPENSES

8.1                               The provisions of clause 16 (Fees and Expenses) of the Loan Agreement as regards Expenses, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

9                                         COMMUNICATIONS

9.1                               General. The provisions of clause 24 (Notices) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

10                                  SUPPLEMENTAL

10.1                        Counterparts.  This Supplemental Agreement may be executed in any number of counterparts.

10.2                        Third party rights. A person who is not a party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Supplemental Agreement.

11                                  LAW AND JURISDICTION

11.1                        Governing law. This Supplemental Agreement shall be governed by and construed in accordance with English law.

11.2                        Incorporation of the Loan Agreement provisions. The provisions of clause 27 (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly  incorporated  in  this  Supplemental  Agreement  with  any  necessary modifications.

IN WITNESS WHEREOF  the parties hereto have caused this Supplemental Agreement to be duly executed the day and year first above written.

BORROWERS

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
SUEZ TURQUOISE LIMITED	)
in the presence of: [Illegible]	)

14

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
SUEZ AMBER LIMITED	)
in the presence of: [Illegible]	)

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
SUEZ CRYSTAL LIMITED	)
in the presence of: [Illegible]	)

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
SUEZ TOPAZ LIMITED	)
in the presence of: [Illegible]	)

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
SUEZ DIAMOND LIMITED	)
in the presence of: [Illegible]	)

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
SUEZ JADE LIMITED	)
in the presence of: [Illegible]	)

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
SUEZ PEARL LIMITED	)
in the presence of: [Illegible]	)

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
SUEZ EMERALD LIMITED	)
in the presence of: [Illegible]	)

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
SUEZ RUBY LIMITED	)
in the presence of: [Illegible]	)

SIGNED by EFFIE P. PARASKEYOPOULOU	)
for and on behalf of	)	/s/ [Illegible]
ALMA MARITIME LIMITED	)
in the presence of: [Illegible]	)

15

LENDERS

SIGNED by [Illegible]	)
for and on behalf of	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of	)	/s/ [Illegible]	/s/ [Illegible]
BAYERISCHE HYPO-UND VEREINSBANK AG	) )
in the presence of: [Illegible]	)

CO-ARRANGERS

SIGNED by [Illegible]	)
for and on behalf of	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of	)	/s/ [Illegible]	/s/ [Illegible]
BAYERISCHE HYPO-UND VEREINSBANK AG	) )
in the presence of: [Illegible]	)

CO-UNDERWRITERS

SIGNED by [Illegible]	)
for and on behalf of	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

SIGNED by [Illegible]	)
for and on behalf of	)	/s/ [Illegible]	/s/ [Illegible]
BAYERISCHE HYPO-UND VEREINSBANK AG	) )
in the presence of: [Illegible]	)

AGENT

SIGNED by [Illegible]	)
for and on behalf of	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

16

SECURITY TRUSTEE

SIGNED by [Illegible]	)
for and on behalf of	)	/s/ [Illegible]	/s/ [Illegible]
FORTIS BANK	)
in the presence of: [Illegible]	)

JEREMY M. WATSON
SOLICITOR
CONSTANT & CONSTANT
2, DEFTERAS MERARCHIAS
PIRAEUS 18536 - GREECE

17

SCHEDULE 1

BORROWERS

Name	Country of Incorporation	Registered Address

Suez Turquoise Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Amber Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Crystal Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Topaz Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Diamond Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Jade Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Pearl Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Suez Emerald Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

18

Suez Ruby Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

Alma Maritime Limited	Marshall Islands	Trust Company Complex Ajeltake Road Ajeltake Island, Majuro The Marshall Islands MH 96960

19

SCHEDULE 2

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment

Fortis Bank	166 Syngrou Avenue 176 71 Athens Greece	$55,800,000

Bayerische Hypo-und Vereinsbank AG	7 Heraklitou Street GR 10673 Athens Greece	$55,800,000

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SCHEDULE 3

DEED OF RELEASE

Dated                                     2009

BY :                         (1)                                  Fortis Bank, acting through its lending office at 166 Syngrou Avenue, 1761 71 Athens, Greece

(in its capacities as Lender, Agent, Security Trustee, Co-Arranger and Co-Underwriter “FORTIS BANK”); and

(2)                                  Bayerische Hypo-und Vereinsbank AG acting through its lending office at 7 Heraklitos Street, GR 106 73 Athens, Greece

(in its capacities as Lender, Co-Arranger and Co-Underwriter, “BAYERISCHE HYPO-UND VEREINSBANK AG”).

IN FAVOUR OF:      Mr. Gavriil Panagiotidis of 17th Km National Road Athens-Lamia and Finikos Street, 145 64 Kifissia, Greece (“Panagiotidis”)

WHEREAS

Pursuant to the Loan Agreement dated 23rd June 2008 (as amended by side letters dated 12 March 2009, 31 March 2009 and 24 April 2009 respectively) (collectively the “Loan Agreement”) made between (1) the companies listed in Schedule 1 thereto as joint and several Borrowers (the “Borrowers”), (2) Fortis Bank and Bayerische Hypo-und Vereinsbank AG as Lenders (the “Lenders”), (3) Fortis Bank and Bayerische Hypo-und Vereinsbank AG as Co-Arrangers and Co-Underwriters and (4) Fortis Bank as Agent and Security Trustee, in relation to a secured bridge facility of up to US$111,600,000 to finance part of the first instalment due to the Builder in respect of nine (9) 158,460 dwt suezmax tanker newbuildings (the “Ships”) under construction for the Borrowers by the Builder in Korea pursuant to the Shipbuilding Contracts, you have provided Fortis Bank and Bayerische Hypo-und Vereinsbank AG with the Letter of Undertaking dated 23 June 2008 (as amended by a side letter dated 24 April 2009) (collectively the “Letter of Undertaking”).

THIS DEED WITNESSES as follows:

1.              Release

FORTIS BANK AND BAYERISCHE HYPO-UND VEREINSBANK AG (in the capacities in which they appear in this Deed), with effect from the date hereof, hereby irrevocably and unconditionally, release and agree to release Panagiotidis and discharge Panagiotidis from all obligations, undertakings and liabilities to FORTIS BANK AND BAYERISCHE HYPO-UND VEREINSBANK AG arising from or connected with the Letter of Undertaking which is deemed to be cancelled without any effect whatsoever.

FORTIS BANK AND BAYERISCHE HYPO-UND VEREINSBANK AG further hereby irrevocably and unconditionally confirm and agree that they have no claim against Panagiotidis for any cause whatsoever (including but not limited to any claim out of any act or omission of the Holding Company and/or the Borrowers and/or the legal or beneficial shareholders of the

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Holding Company) and in any event they hereby irrevocably and unconditionally waive any such claim against Panagiotidis.

Words and expressions defined in the Letter of Undertaking shall have the same meaning when used herein.

This Deed and any contractual or non-contractual obligations connected with it shall be governed and construed in accordance with English law.

IN WITNESS of which this Deed has been duly executed and delivered as a deed the day and year first above written.

SIGNED by	)
for and on behalf of	)
FORTIS BANK	)
in its capacity as Lender	)
pursuant to the power of attorney	)
dated	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
BAYERISCHE HYPO-UND VEREINSBANK AG	)
in its capacity as Lender	)
pursuant to the power of attorney	)
dated	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
FORTIS BANK	)
in its capacities as Co-Arranger and Co-Underwriter	)
pursuant to the power of attorney	)
dated	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
BAYERISCHE HYPO-UND VEREINSBANK AG	)
in its capacities as Co-Arranger and Co-Underwriter	)
pursuant to the power of attorney	)
dated	)
in the presence of:	)

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SIGNED by	)
for and on behalf of	)
FORTIS BANK	)
in its capacity as Agent	)
pursuant to the power of attorney	)
dated	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
FORTIS BANK	)
in its capacity as Security Trustee	)
pursuant to the power of attorney	)
dated	)
in the presence of:	)

Witness to each of the above signatures:

Signature of witness

Name:
Address:

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SCHEDULE 4

ACCOUNT PLEDGE

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FEE LETTER

From:		Suez Turquoise Limited Suez Amber Limited Suez Crystal Limited Suez Topaz Limited Suez Diamond Limited Suez Jade Limited Suez Pearl Limited Suez Emerald Limited Suez Ruby Limited Alma Maritime Limited

To:	(1)	Fortis Bank 166 Syngrou Avenue 176 71 Athens Greece

	(2)	Bayerische Hypo-und Vereinsbank AG 7 Heraklitou Street GR 106 73, Athens Greece

23 June 2008

Dear Sirs

Hull No.’s 2297/2298/2299/2300/2301/2302/2303/2304/2305

We refer to a facility agreement of even date herewith (the “Facility Agreement”) in respect of a bridging facility of up to US$111,600,000 (the “Facility”) made between (1) ourselves as joint and several Borrowers, (2) the banks and financial institutions listed in Schedule 2 thereof as Lenders, (3) yourselves as Co-Arrangers and Co-Underwriters and (4) Fortis Bank as Agent and Security Trustee.

All terms defined in the Facility Agreement shall have the same meanings when used in this letter.

In consideration of your agreeing to enter into the Facility Agreement today, we hereby undertake to pay to you:

(a)                                  an arrangement fee of $948,600 for distribution amongst the Lenders pro rata to their Commitments/participations, payable upon signing of the Facility Agreement; and

(b)                                 quarterly in arrears during the period from (and including) 5 June 2008 to the Drawdown Date, for the account of the Lenders, a commitment fee at the rate of zero point three five per cent (0.35%) per annum on the amount of the Total Commitments less the amount of the Loan, for distribution to the Lenders pro rata to their Commitments.

We hereby acknowledge that a failure to pay the aforementioned fees (or any of them) when due shall constitute an Event of Default.

This letter shall be governed by, and construed in accordance with, English law.

/s/ [Illegible]
For and on behalf of
SUEZ TURQUOISE LIMITED SUEZ AMBER LIMITED SUEZ CRYSTAL LIMITED SUEZ TOPAZ LIMITED SUEZ DIAMOND LIMITED SUEZ JADE LIMITED SUEZ PEARL LIMITED SUEZ EMERALD LIMITED SUEZ RUBY LIMITED ALMA MARITIME LIMITED

Accepted and agreed:

/s/ [Illegible]
For and on behalf of
FORTIS BANK

/s/ [Illegible]
For and on behalf of
BAYERISCHE HYPO-UND VEREINSBANK AG

Dated: 23 June 2008

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